                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                                BELDEN CDT INC.
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                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

(BELDEN LOGO)

                                          April 7, 2005

Dear Shareholder:

     I am pleased to invite you to attend the annual meeting of shareholders of Belden CDT Inc. to be held on Tuesday, May 17, 2005, at 11 o'clock in the morning at the Saint Louis Club (16th Floor), Pierre Laclede Center, 7701 Forsyth Boulevard, St. Louis, Missouri.

     Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend, I hope you will vote as soon as possible. You may vote over the Internet as well as by telephone or by mailing a proxy card. Voting in such manner will ensure your representation at the meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

     Thank you for your support and continued interest in Belden CDT.

                                          Sincerely,

                                          /s/ C. BAKER CUNNINGHAM
                                          C. Baker Cunningham
                                          President and
                                          Chief Executive Officer

                      2005 ANNUAL MEETING OF SHAREHOLDERS

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING....................................    1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE
  ANNUAL MEETING............................................    2
  Why am I receiving these materials?.......................    2
  What information is contained in these materials?.........    2
  What matters will be voted on at the meeting?.............    2
  What is Belden CDT's voting recommendation?...............    2
  What shares owned by me can be voted?.....................    2
  What is the difference between holding shares as a
     shareholder of record and as a beneficial owner?.......    3
  How can I vote my shares in person at the meeting?........    3
  How can I vote my shares without attending the meeting?...    3
  How do I vote my Belden CDT shares held in the Belden CDT
     Retirement Savings Plan and the Belden UK Employee
     Share Ownership Plan?..................................    4
  Can I change my vote?.....................................    4
  How are votes counted and what is the voting requirement
     to approve the proposals?..............................    4
  What does it mean if I receive more than one proxy or
     voting instruction card?...............................    5
  Where can I find the voting results of the meeting?.......    5
  What happens if additional proposals are presented at the
     meeting?...............................................    5
  What class of shares is entitled to be voted?.............    5
  What is the quorum requirement for the meeting?...........    5
  Who will count the votes?.................................    5
  Is my vote confidential?..................................    5
  Who will bear the cost of soliciting votes for the
     meeting?...............................................    5
  May I propose actions for consideration at next year's
     annual meeting of shareholders or nominate individuals
     to serve as directors?.................................    6
BOARD STRUCTURE AND COMPENSATION............................    7
COMMITTEES..................................................
  Audit Committee...........................................    8
  Audit Committee Report....................................    8
  Fees to Independent Registered Public Accountants for 2004
     and 2003...............................................    9
  Audit Committee's Pre-Approval Policies and Procedures....    9
  Compensation Committee....................................   10
  Nominating and Corporate Governance Committee.............   10
  Communications with Directors.............................   10
DIRECTOR COMPENSATION.......................................   11
MATTERS TO BE VOTED ON:
  Item 1 -- To elect directors..............................   12
  Item 2 -- To approve an additional 2,500,000 shares for
     the Company's 2001 Long-Term Performance Incentive
     Plan...................................................   14
EQUITY COMPENSATION PLAN INFORMATION........................   17
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   18
  Beneficial Ownership Table of Directors, Nominees and
     Executive Officers.....................................   18
  Beneficial Ownership Table of Shareholders Owning More
     Than Five Percent......................................   19

EXECUTIVE COMPENSATION.......................................................................................         21
  Report of the Compensation Committee on Executive Compensation.............................................         21
  Summary Compensation Table.................................................................................         24
  Option Grants in Last Fiscal Year..........................................................................         26
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values..........................         27
  Cash Long-Term Performance Plan............................................................................         27
  Certain Relationships and Related Transactions.............................................................         27
  Certain Change in Control Arrangements and Other Matters...................................................         27
  Pension Plans..............................................................................................         30
  Pension Benefits Table.....................................................................................         30
  Performance Graph..........................................................................................         31

                                BELDEN CDT INC.
                             7701 FORSYTH BOULEVARD
                                   SUITE 800
                           ST. LOUIS, MISSOURI 63105
                                 (314) 854-8000
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:                        11:00 a.m. on Tuesday, May 17, 2005

PLACE: Lewis & Clark Room, 16th Floor Saint Louis Club, Pierre Laclede Center 7701 Forsyth Boulevard St. Louis, Missouri 63105

ITEMS OF BUSINESS:           To elect ten directors, each for a term of one
                             year.

                             To approve an additional 2,500,000 shares for the Company's 2001 Long-Term Performance Incentive Plan.

                             To consider any other matters that properly come before the meeting.

RECORD DATE:                 You are entitled to vote if you were a shareholder
                             at the close of business on Monday, March 28, 2005.

FINANCIAL STATEMENTS:        Included with this mailing is the Company's 2004
                             Annual Report to Shareholders which includes the Company's Annual Report on Form 10-K. The Form 10-K includes the Company's audited financial statements and notes for the year ended December 31, 2004, and the related Management's Discussion and Analysis of Financial Condition and Results of Operations.

VOTING BY PROXY:             Please submit a proxy as soon as possible so your
                             shares can be voted at the meeting in accordance with your instructions. You may submit your proxy
                             (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the Questions and Answers beginning on page 2 of this proxy statement and the instructions on the proxy card.

                                          By Order of the Board of Directors,

                                          /s/ KEVIN BLOOMFIELD
                                          Kevin L. Bloomfield
                                          Secretary

This proxy statement and accompanying proxy card are being distributed on or about April 11, 2005.

     QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:  WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors (the "Board") of Belden CDT Inc. (sometimes referred to as the "Company" or "Belden CDT") is providing these proxy materials to you in connection with the solicitation of proxies by Belden CDT on behalf of the Board for the 2005 annual meeting of shareholders which will take place on May 17, 2005. This proxy statement includes information about the issues to be voted on at the meeting. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

    On July 15, 2004, Belden Inc. ("Belden") and Cable Design Technologies Corporation ("CDT"), each publicly reporting companies, completed a merger transaction ("Merger") pursuant to which Belden became a wholly owned subsidiary of CDT and CDT, as the surviving parent, changed its name to Belden CDT Inc. Prior to the time of the Merger, CDT effected a one-for-two reverse stock split of its common stock ("Stock Split") and as a result of the Merger, each Belden share of common stock was converted into a right to receive one share of CDT common stock. Because Belden's shareholders as a group received a larger portion of the voting rights in the combined entity (as well as other factors), Belden was considered the acquirer for accounting purposes and accounted for the merger as a reverse acquisition under the purchase method of accounting for business combinations under U.S. generally accepted accounting principles. However, because CDT became the ultimate parent company of the combined entity, CDT (now Belden CDT) has remained the reporting person, post-merger, for purposes of the federal securities laws.

    On or about April 7, 2005, we began mailing these proxy materials to all shareholders of record at the close of business on March 28, 2005, the record date for our 2005 annual meeting. On the record date, there were 47,092,428 shares of Belden CDT common stock outstanding. Each share is entitled to one vote on each matter properly brought before the annual meeting.

    As required by Delaware law (the state where the Company is incorporated), a list of shareholders entitled to vote at the annual meeting will be available at the annual meeting, and for ten days prior to the meeting, at the Company's headquarters at 7701 Forsyth Boulevard, Suite 800, St. Louis, Missouri 63105.

Q:  WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly-paid officers, and certain other required information. Our 2004 Annual Report to Shareholders which includes our 2004 Annual Report on Form 10-K is also enclosed. The Form 10-K includes our 2004 audited financial statements with notes and the related Management's Discussion and Analysis of Financial Condition and Results of Operations.

Q:  WHAT MATTERS WILL BE VOTED ON AT THE MEETING?

A:  Two matters will be voted on at the meeting:

     - To elect ten directors, each for a term of one year; and

     - To approve an additional 2,500,000 shares for the Company's 2001 Long-Term Performance Incentive Plan.

Q:  WHAT IS BELDEN CDT'S VOTING RECOMMENDATION?

A: Our Board of Directors recommends that you vote your shares "FOR" each proposal.

Q:  WHAT SHARES OWNED BY ME CAN BE VOTED?

A: All shares owned by you as of March 28, 2005, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee, including those shares purchased through the Belden CDT Inc. Retirement Savings Plan (the Company's 401-k plan) and those shares purchased through the Belden U.K. Employee Share Ownership Plan.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Most Belden CDT shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     SHAREHOLDER OF RECORD

    If your shares are registered directly in your name with Belden CDT's Transfer Agent, EquiServe Trust Company, N.A. ("EquiServe"), you are considered (with respect to those shares) the shareholder of record and these proxy materials are being sent directly to you by Belden CDT. As the shareholder of record, you have the right to grant your voting proxy directly to Belden CDT or to vote in person at the meeting. Belden CDT has enclosed a proxy card for you to use.

     BENEFICIAL OWNER

    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" (that is, the name of your stock broker, bank or other nominee) and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:  HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or other proof of identification.

    Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you decide later not to attend the meeting.

Q:  HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. You will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

    BY INTERNET -- If you have Internet access, you may submit your proxy or, if you hold shares in street name, your voting instruction card provided by your broker or nominee from any location in the world by following the "Vote by Internet" instructions on the proxy card or voting instruction card.

    BY TELEPHONE -- If you live in the United States or Canada, you may submit your proxy or voting instruction card provided by your broker or nominee by following the "Vote by Phone" instructions on such cards.

    BY MAIL -- You may do this by signing your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED AND WHAT IS THE VOTING REQUIREMENT TO APPROVE THE PROPOSALS?".

Q: HOW DO I VOTE MY BELDEN CDT SHARES HELD IN THE BELDEN CDT INC. RETIREMENT SAVINGS PLAN (F/K/A THE BELDEN WIRE & CABLE COMPANY RETIREMENT SAVINGS
    PLAN), BELDEN COMMUNICATIONS COMPANY OCCUPATIONAL EMPLOYEE PLAN, AND THE BELDEN UK EMPLOYEE SHARE OWNERSHIP PLAN?

A: Belden CDT Inc. Retirement Savings Plan and Belden Communications Company Occupational Employee Plan:

    You will receive a proxy card for the shares you own through the Belden CDT Inc. Retirement Savings Plan or Belden Communications Company Occupational Employee Plan. If you own shares separately from either plan as a registered holder, you may receive one proxy card that covers shares of Belden CDT common stock credited to your plan account as well as shares of record registered in exactly the same name. The proxy card you receive for your plan shares will serve as voting instructions for the trustee of each plan, Prudential Bank & Trust, F.S.B. If you own shares through either plan and do not return your proxy by Friday, May 13, 2005, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the applicable plan.

    BELDEN UK EMPLOYEE SHARE OWNERSHIP PLAN:

    If you participate in the Belden UK Employee Share Ownership Plan, you will receive a proxy card for your plan shares of Belden common stock, which will serve as voting instructions for the trustee of the plan, the Yorkshire Building Society. The trustee will vote your plan shares in accordance with your instructions. The terms of the plan bar the trustee from voting any plan shares for which the trustee has not received instructions.

Q:  CAN I CHANGE MY VOTE?

A: You may change your proxy or voting instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q: HOW ARE VOTES COUNTED AND WHAT IS THE VOTING REQUIREMENT TO APPROVE THE PROPOSALS?

A:  Election of ten directors (Item I):

    Directors are elected by a plurality of the votes of shares present in person or represented by proxy and entitled to vote in the election of directors. If you withhold your vote with respect to the election of one or more directors, your vote will not be voted with respect to the director or directors indicated, although it will be counted for purposes of whether there is a quorum.

    Approve an additional 2,500,000 shares for the Company's 2001 Long-Term Performance Incentive Plan (Item II):

    The proposal requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote. If you abstain from voting on this proposal, your vote will not be voted, although it will be counted for determining if there is a quorum. An abstention will have the same effect as if you voted against the proposal.

    Signed but uninstructed proxy cards:

    If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all the Company's nominees to the Board and "FOR" the other proposal, and at the discretion of the proxy holders, on any other matter that comes properly before the meeting).

    Plan Shares:

    If you own shares through the Belden CDT Inc. Retirement Savings Plan or the Belden Communications Occupational Employee Plan and do not vote, the plan trustee will vote your shares in the same proportion to the way the other participants in the plan vote their shares. Shares you hold in the Belden UK Employee Share Ownership Plan, for which the trustee has not received instructions, will not be voted.

    Broker non-votes:

    "Broker non-votes" may arise when the beneficial owner of shares held in street name has not instructed the broker on how to vote and the proxy includes proposals in which brokers do not have discretionary voting authority under the rules of the New York Stock Exchange (NYSE). Brokers will have discretionary authority to vote on
     Item I (Election of Directors), but will not have discretionary authority to vote on Item II (Approve an additional 2,500,000 shares for the Company's 2001 Long-Term Performance Incentive Plan). Broker non-votes will not be treated as shares present and entitled to vote on Item II and therefore, assuming the total votes cast on the proposal is more than 50% of all shares entitled to vote, will have no effect on the outcome of the vote of Item II.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
    CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2005.

Q:  WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Kevin L. Bloomfield, the Company's Secretary, and Christopher E. Allen, the Company's Assistant Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:  WHAT CLASS OF SHARES IS ENTITLED TO BE VOTED?

A: Each share of our common stock outstanding as of the close of business on March 28, 2005, the record date, is entitled to one vote at the annual meeting.

Q:  WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and withheld votes are counted as present for the purpose of determining the presence of a quorum.

Q:  WHO WILL COUNT THE VOTES?

A: A representative of ADP Investor Communi-cation Services will tabulate the votes and will act as the inspector of election.

Q:  IS MY VOTE CONFIDENTIAL?

A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Belden CDT or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to Belden CDT management.

Q:  WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: Belden CDT will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have hired ADP Investor Communication Services to assist us in the distribution of proxy materials and tabulating votes. We also have retained Mor-
row & Co. to provide assistance in soliciting proxies for a fee of $6,500, plus distribution costs and other expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future shareholder meetings, including director nominations.

    SHAREHOLDER PROPOSALS: To be included in the Company's proxy statement and form of proxy for the 2006 annual meeting, a shareholder proposal must, in addition to satisfying the other requirements of the Securities and Exchange Commission's rules and regulations, be received at the Company's principal executive offices not later than December 8, 2005.

    NOMINATION OF DIRECTOR CANDIDATES: The Company's by-laws provide that until the third anniversary of the Merger, the Board of Directors will consist of ten directors. Five of the current directors are Belden-designated directors and five are CDT-designated directors. (See below under the caption "Board Structure and Compensation" for a list of each Belden-designated director and CDT-designated director.)

    Until the third anniversary of the Merger, if any director ceases to serve on the Board of Directors for any reason (including expiration of term) the members of the Board of Directors designated by Belden or CDT, as appropriate, may appoint or nominate, as the case may be, the person to fill such directorship. The Company's by-laws also provide that, until the third anniversary of the Merger, the CDT-designated directors will have the right to nominate the Chairman of the Board of Directors and the Belden-designated directors will have the right to nominate the chief executive officer.

    Subject to the Company's by-laws, the Nominating and Corporate Governance Committee will consider nominees recommended by shareholders if such nominations are submitted to the Company prior to the deadline for proposals to be included in future proxy statements as noted above under the caption "Shareholder Proposals." To have a candidate considered by the Committee, a stockholder must submit the recommendation in writing and must include the following information:

     - The name of the stockholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and

     - The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of Belden CDT and the person's consent to be named as a director if selected by the Committee and nominated by the Board.

    In considering candidates submitted by shareholders, the Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. The Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Committee examines a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and Belden CDT. The Committee also seeks to have the Board represent a diversity of backgrounds and experience.

    Apart from candidates recommended by shareholders, the Committee will identify potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above. The Committee also, from time to time, may engage firms that specialize in identifying director candidates.

    Once a person has been identified by the Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Committee will request information from the candidate, review the person's accomplishments and qualifications, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee's evaluation process will not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

                        BOARD STRUCTURE AND COMPENSATION

The Belden CDT Board has ten members (the number specified under its by-laws until the third anniversary of the merger) and three committees: Audit, Compensation, and Nominating and Corporate Governance. Prior to the Merger, the CDT Board had nine meetings during the calendar year of 2004; and after the Merger, the Belden CDT Board had two regular meetings during the remainder of the year and one post-merger (telephonic) special meeting. All directors attended 75% or more of the CDT Board meetings, the Belden CDT Board meetings and the Board committee meetings on which they served.


--------------------------------------------------------------------------------------------------
                                                                                 NOMINATING AND
  NAME OF DIRECTOR                                                                  CORPORATE
                                            AUDIT          COMPENSATION            GOVERNANCE
--------------------------------------------------------------------------------------------------
  Lorne D. Bain                               X
--------------------------------------------------------------------------------------------------
  Lance C. Balk                                                  X                      X
--------------------------------------------------------------------------------------------------
  Christopher I. Byrnes                                          X                     X*
--------------------------------------------------------------------------------------------------
  Bryan C. Cressey                                                                      X
--------------------------------------------------------------------------------------------------
  C. Baker Cunningham
--------------------------------------------------------------------------------------------------
  Michael F.O. Harris                         X
--------------------------------------------------------------------------------------------------
  Glenn Kalnasy                               X                 X*
--------------------------------------------------------------------------------------------------
  Ferdinand C. Kuznik
--------------------------------------------------------------------------------------------------
  John M. Monter                                                 X                      X
--------------------------------------------------------------------------------------------------
  Bernard G. Rethore                          X*
--------------------------------------------------------------------------------------------------
  Number of meetings held before July
  15, 2004:                                   5                  1                     --
  Number of meetings held on or after
  July 15, 2004:                              5                  2                      2
--------------------------------------------------------------------------------------------------

X -- Committee member, * -- Chair

As a result of the Merger, the Company expanded its Board to ten members: five members designated by Belden (Messrs. Cunningham, Bain, Byrnes, Monter and Rethore) and five designated by CDT (Messrs. Cressey, Balk, Harris, Kalnasy and Kuznik). Mr. Cressey, who served as CDT's Chairman of the Board, continued to serve as the Company's Chairman of the Board. Mr. Cunningham was appointed its President and Chief Executive Officer; Mr. Kuznik, the Company's previous Chief Executive Officer, continues to serve as a director. Following the Merger, the committees of the Board were reconstituted with an equal number of CDT-designated directors and Belden-designated directors.

Under the Company's by-laws, until the third anniversary of the Merger, (i) each committee of the Board will consist of an equal number of the directors designated by Belden and CDT; (ii) if any director designated by either Belden or CDT ceases to serve on the Board for any reason, the members of the Board designated by Belden or CDT, as appropriate, may appoint or nominate, as the case may be, the person to fill such directorship; and (iii) the affirmative vote of at least 70% of the Company's entire Board will be required to remove certain named officers and remove any of the members of the Board.

At its first regular meeting in August 2004 following the Merger, the Board determined that each of Messrs. Cressey, Balk, Harris, Kalnasy, Byrnes, Monter, Rethore and Bain met the independence requirements of the NYSE listing standards. Following the Merger, the Board also conducted a review of the Company's corporate governance principles, committee charters and code of conduct, the revised versions of which are posted on the Company's website, WWW.BELDENCDT.COM under the caption "Corporate Governance."

THE AUDIT COMMITTEE

The Audit Committee operates under a written charter approved by the Board. The Committee assists the Board in overseeing the Company's corporate accounting and reporting practices by:

- meeting with its financial management and independent auditors (Ernst & Young LLP) to review the financial statements, quarterly earnings releases and financial data of the Company;

- reviewing and selecting the independent auditors who will audit the Company's financial statements;

- reviewing the selection of the internal auditors (KPMG LLP) who provide internal audit services;

- reviewing the scope, procedures and results of Company financial audits, internal audit procedures and internal controls assessments and procedures under Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX"); and

-   evaluating the Company's key financial and accounting personnel.

A representative of Ernst & Young is expected to be present at the annual meeting and will have the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions. The Board has determined that each of Messrs. Rethore, Bain, Harris and Kalnasy is an Audit Committee Financial Expert as defined in the rules pursuant to the Sarbanes-Oxley Act of 2002. As of March 11, 2005, Mr. Kalnasy is no longer on the Audit Committee but continues to serve as the Chair of the Company's Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Company's Board of Directors in its general oversight of the Company's financial reporting process. Management is responsible for the preparation and presentation of the Company's financial statements. Ernst & Young LLP ("EY"), the Company's independent auditor for 2004, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Committee reviews the Audit Committee charter annually. The Company's Board of Directors has reviewed the NYSE listing standards regarding the definition of independence for audit committee members and has determined that each member of the Committee meets the standard.

The Committee has reviewed and discussed the Company's audited financial statements for 2004 with management and has discussed with EY the matters that are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

EY has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Committee has discussed with EY and confirmed that firm's independence. The Committee has concluded that EY's provision of non-audit services to the

Company and its subsidiaries is compatible with EY's independence.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2004.

Bernard G. Rethore (Chair)
Lorne D. Bain
Michael F.O. Harris
Glenn Kalnasy

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2004 AND 2003

The following table presents fees for professional services rendered by EY (i) for the audit of the Company's annual financial statements and internal control over financial reporting for fiscal 2004 and (ii) for the audit of Belden's annual financial statements for fiscal 2003, together with fees for audit-related services and tax services by EY for fiscal 2004 and fiscal 2003, respectively. We provide fees for Belden with respect to 2003 because Belden was considered the acquirer for "accounting purposes" with respect to the Merger.

                          2004         2003
                       ----------   ----------
Audit Fees             $2,489,256   $  528,231
Audit-Related Fees     $   68,800   $   42,995
Tax Fees               $  510,717   $  568,759
All Other Fees                  0            0
Total EY fees          $3,068,773   $1,139,985

"Audit fees" primarily represent amounts paid or expected to be paid for audits of the Company's financial statements and internal control over financial reporting procedures under SOX 404, and reviews of SEC Forms 10-Q, Forms 8-K and Form 10-K and statutory audit requirements at certain non-U.S. locations.

"Audit-related fees" are primarily related to audits of employee benefit plans.

"Tax fees" for 2004 and 2003 are for domestic and international compliance totaling $164,677 and $221,816, tax consulting totaling $261,846 and $276,757, and expatriate and executive tax compliance totaling $84,194 and $70,186, respectively.

The Audit Committee did not approve any of the services covered under Audit-Related Fees, Tax Fees or All Other Fees pursuant to the waiver of the pre-approval provisions set forth in the applicable rules of the SEC.

As a result of the Merger, Belden became a wholly owned subsidiary of the Company. Although the Company was deemed to be the legal acquirer, Belden was considered the acquirer for accounting purposes. The Company's independent auditor was Deloitte & Touche LLP while Belden's independent auditor was EY. Following the Merger, on August 31, 2004, the Audit Committee replaced Deloitte & Touche by appointing EY as its independent auditor for the fiscal year ending December 31, 2004.

For the fiscal years ended July 31, 2002 and July 31, 2003, Deloitte's report on the Company's financial statements did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the fiscal years ended July 31, 2002 and July 31, 2003, and through August 31, 2004, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

Audit Fees: Historically, the Audit Committee of Belden would annually review and pre-approve the audit services and estimated fees for the following year. The projections would be updated quarterly and the Committee would consider and, if appropriate, pre-approve any amounts exceeding the original estimates.

For 2004, because of the challenge of estimating the fees for EY's auditing of the Company's internal control over financial reporting procedures under SOX 404 and the Company's post-merger integration activities, the Audit Committee reviewed and pre-approved the audit services, hourly rates of EY representatives who were involved in conducting the 2004 audit, and an estimate of total fees. Thereafter, at least quarterly, the Committee would review the actual fees EY incurred for such work and the Committee (or Committee Chair) would authorize the payment of such fees by the Company.

Non-Audit Services and Fees: Annually, and otherwise as necessary, the Committee will review and pre-approve all non-audit services and the estimated fees for such services. For recurring services, such as employee benefit plans, tax compliance, expatriate tax returns, and statutory filings the Committee will review and pre-approve the services and estimated total fees for such matters by category and location of service. The projections will be updated quarterly and the Committee will consider and, if appropriate, pre-approve any amounts exceeding the original estimates.

For non-recurring services such as special tax projects, due diligence or other consulting, the Committee will review and pre-approve the services and estimated fees by individual project. The projections will be updated quarterly and the Committee will pre-approve any amounts exceeding the original estimates.

Should an engagement need pre-approval before the next Committee meeting, authority to grant such approval is delegated to the Audit Committee Chairman (or if he were unavailable, another Committee member). Such approval would be reviewed with the entire Committee at the next quarterly meeting.

COMPENSATION COMMITTEE

The Compensation Committee of Belden CDT determines, approves and reports to the Board on all elements of compensation for the Company's elected officers. The Committee also assists the Company in developing compensation and benefit strategies to attract, develop and retain qualified employees. The Committee operates under a written charter approved by the Board.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee identifies, evaluates and recommends nominees for the Board for each annual meeting; evaluates the composition, organization, and governance of the Board and its committees; and develops and recommends corporate governance principles and policies applicable to the Company. Subject to the Company's by-laws, the Nominating and Corporate Governance Committee will consider nominees recommended by shareholders if such nominations are submitted to the Company prior to the deadline for proposals to be included in future proxy statements as noted above under the caption "Nomination of Director Candidates."

The Committee's responsibilities with respect to its governance function include considering matters of corporate governance and reviewing and revising the Company's corporate governance guidelines, code of conduct and conflict of interest policy. Mr. Cressey, a Committee member, presides over all non-management executive sessions of the Board.

The Committee is governed by a written charter approved by the Board. Current copies of the Audit, Compensation and Nominating and Corporate Governance charters, as well as the Company's governance principles and code of conduct, are available on the Company's website at www.beldencdt.com under the heading "Corporate Governance." Printed copies of these materials are also available to shareholders upon request, addressed to the Corporate Secretary at 7701 Forsyth Boulevard, Suite 800, St. Louis, Missouri 63105.

COMMUNICATIONS WITH DIRECTORS

The Company's Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board (including Bryan Cressey, the presiding director for non-management director meetings), any Board committee or any chair of any such committee by U.S. mail, through calling the Company's hotline or via e-mail.

To communicate with the Board, any individual directors or any group or committee of directors by U.S. Mail, correspondence should be addressed to the Company's Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 7701 Forsyth Boulevard, Suite 800, St. Louis, MO 63105. To communicate with any of our directors electronically or through the Company's hotline, shareholders should go to our corporate website at www.beldencdt.com. Under the heading "Corporate Governance," you will find the Company's hotline number (with access codes for dialing from outside the U.S.) and an e-mail address that may be used for writing an electronic message to the Board, any individual directors, or any group or committee of directors. Please follow the instructions on our website in order to send your message.

All communications received as set forth in the preceding paragraph will be opened by (or in the case of the hotline, initially reviewed by) the office of our corporate ombudsman for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the corporate ombudsman's office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

In addition, it is the Company's policy that each of our directors attend the annual meeting absent exceptional cause. Each of the seven directors then on the Board of Directors of CDT attended its last annual meeting held in December 2003.

                             DIRECTOR COMPENSATION

The following table provides information on Belden CDT's compensation practices during 2004 for non-employee directors. (Neither Mr. Cunningham nor Mr. Kuznik received any compensation for his Board activities. Effective January 2005, Mr. Kuznik became a non-employee director of the Company and began receiving compensation in such capacity.)

----------------------------------------------------------------------------------------------
                  COMPENSATION TABLE FOR 2004 (Effective September 1, 2004)*
----------------------------------------------------------------------------------------------
  Annual Director Retainer                                                  $40,000
----------------------------------------------------------------------------------------------
  Fee paid for Special Committee or Board Meetings                          $1,000
----------------------------------------------------------------------------------------------
  Reimbursement for Expenses Attendant to Board Membership                    Yes
----------------------------------------------------------------------------------------------
  Annual Restricted Stock Award**                                            2,000
----------------------------------------------------------------------------------------------
  Annual Retainer for Committee Chairs                                      $4,000
----------------------------------------------------------------------------------------------

* Amounts shown in table were the amounts provided to Belden-designated non-employee directors. In consultation with a compensation consultant engaged by the Nominating and Corporate Governance Committee, the Belden CDT Board adopted the Belden non-employee director compensation program for its non-employee directors effective September 1, 2004. In further consultation with the compensation consultant, the Board approved the following changes to these compensation levels for its non-employee directors, effective January 1, 2005: an annual retainer of $50,000, an annual restricted stock award of 2,500 shares and an Audit Committee attendance fee of $1,000 per meeting (other compensation terms remaining the same). Prior to September 1, 2004, the CDT-designated, non-employee directors received (i) an annual retainer of $10,000; (ii) a grant of 1,500 stock options on the first day of the 2nd, 3rd, and 4th quarters (and for each Committee on which the director served, an option grant of an additional 500 shares), with options vesting at one-third per year at an exercise price equal to the fair market value of CDT shares on the grant date; (iii) an annual retainer of $10,000 to audit committee members plus meeting fees of $1,500 for attendance in person and $500 for telephonic attendance; (iv) an annual stock grant with a fair market value of $15,000; and (v) reimbursement for expenses attendant to Board membership.

** For CDT-designated directors, issued under the Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan on July 15, 2004. For Belden-designated directors, issued under the Belden Inc. 2003 Long-Term Incentive Plan on July 15, 2004. The restricted stock cannot be sold or otherwise disposed of prior to the non-employee director's departure from the Board and the director will not be entitled to the restricted stock if his departure is for cause. With respect to the grants to Belden-designated directors, the Belden 2003 plan also prohibits the transfer of restricted shares prior to the expiration of six months from the grant date.

                        ITEM I -- ELECTION OF DIRECTORS

     The current term of office of all of the Company's directors expires at the 2005 annual meeting. As a result of the Merger, the Company's Board consists of ten directors -- five directors designated by Belden (Messrs. Bain, Byrnes, Cunningham, Monter, and Rethore) and five designated by CDT (Messrs. Balk, Cressey, Harris, Kuznik, and Kalnasy). The Board proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Each nominee has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

(LORNE D. BAIN PHOTO)      LORNE D. BAIN, 63, had been a director of Belden since 1993 and was appointed to the Company's Board at the time of the
                           Merger. Until September 2000, he served as Chairman,
                           President and Chief Executive Officer of WorldOil.com, a
                           trade publication and Internet-based business serving the
                           oilfield services industry. From 1997 to February 2000, he was Managing Director of Bellmeade Capital Partners, L.L.C.,
                           a venture capital firm. From 1991 to 1996, he was Chairman and Chief Executive Officer of Sanifill, Inc., an
                           environmental services company. Mr. Bain received a B.B.A.
                           degree from St. Edwards University, a Juris Doctor degree
                           from the University of Texas School of Law and completed
                           Harvard Business School's Advanced Management Program.

(LANCE C. BALK PHOTO)      LANCE C. BALK, 47, has been a director of the Company since
                           March 2000. Mr. Balk has been a partner of Kirkland & Ellis
                           LLP since 1989, specializing in securities law and mergers and acquisitions. Mr. Balk received a B.A. degree from
                           Northwestern University and a Juris Doctor degree and a
                           M.B.A. degree from the University of Chicago.

(CHRISTOPHER I. BYRNES     CHRISTOPHER I. BYRNES, 55, had been a director of Belden
  PHOTO)                   since 1995 and was appointed to the Company's Board at the time of the Merger. He has been Dean of the School of
                           Engineering and Applied Science of Washington University
                           since 1991. He has served on the engineering faculty at
                           Arizona State, Harvard, and the Royal Institute of
                           Technology in Stockholm. He has held visiting appointments in Austria, France, Germany, Italy, Japan, the Netherlands,
                           Sweden and the former Soviet Union. Dr. Byrnes was elected a
                           Fellow of the Institute of Electrical and Electronics
                           Engineers and of the Japan Society for the Promotion of
                           Science. Dr. Byrnes received a B.S. degree in mathematics
                           from Manhattan College and M.S. and Ph.D. degrees in
                           mathematics from the University of Massachusetts. In 1998, he received an Honorary Doctor of Technology from the Royal
                           Institute of Technology in Stockholm.

(BRYAN C. CRESSEY PHOTO)   BRYAN C. CRESSEY, 55, has been Chairman of the Board of the
                           Company since 1988 and a director of the Company since 1985.
                           For the past twenty-four years, he has also been a General
                           Partner and Principal of Golder, Thoma and Cressey and Thoma
                           Cressey Equity Partners, both private equity firms. He is
                           also a director of Select Medical Corporation, a public
                           company, and several private companies. Mr. Cressey received a Juris Doctor degree and a M.B.A. degree from Harvard
                           University.
                           Director, Select Medical Corporation

                              C. BAKER CUNNINGHAM, 63, had been director, Chairman, President and Chief
                              Executive Officer of Belden since its incorporation in July 1993 through the effective time of the Merger. Since the date of the Merger, Mr. Cunningham has been a director of the Company and has served as its President and Chief Executive
                              Officer. From February 1982 until July 1993, he was an Executive Vice President,
                              Operations, of Cooper Industries, Inc., a manufacturer of electrical equipment and tools and hardware and the former parent corporation of Belden. Mr. Cunningham has a B.S. degree in civil engineering from Washington University, a M.S. degree in civil engineering from Georgia Institute of Technology and a M.B.A. from
(C. BAKER CUNNINGHAM PHOTO)   Harvard Business School.
                              Director, Cooper Cameron Corporation

(MICHAEL F.O. HARRIS PHOTO)   MICHAEL F.O. HARRIS, 66, has been a director of the Company since 1985. From 1982 to 2003, Mr. Harris was a Managing Director of The Northern Group, Inc., which acted as Managing General Partners of various investment partnerships that owned several manufacturing companies. Mr. Harris has a B.S. degree from Yale University and a M.B.A. degree from Harvard University.

(GLENN KALNASY PHOTO)         GLENN KALNASY, 61, has been a director of the Company since 1985. From February
                              2002 through October 2003, Mr. Kalnasy served as the Chief Executive Officer and
                              President of Elan Nutrition Inc., a privately held company. From 1982 to 2003, he was a Managing Director of The Northern Group, Inc. Mr. Kalnasy has a B.S. degree from Southern Methodist University.

(FERDINAND C. KUZNIK PHOTO)   FERDINAND C. KUZNIK, 63, has been a director of the Company since June 2000 and was Chief Executive Officer of the Company from December 10, 2001 through the effective time of the Merger. In June 2001, Mr. Kuznik retired from Motorola,
                              Inc.,where he had served since 1999 as Executive Vice President of Motorola, Inc., and President of Motorola's operations in Europe, the Middle East and Africa. From
                              1997 to 1999, Mr. Kuznik served as President of Motorola's Personal Communications
                              Sector. Mr. Kuznik has also served as Managing Director of Philips
                              Telecommunications and held management positions with A.D. Little and AT&T
                              Switching Systems. Mr. Kuznik has a Dipl. Ing. Degree from the Technical
                              University of Ostrava and a Master's degree in computer science from the Illinois
                              Institute of Technology in Chicago.

(JOHN M. MONTER PHOTO)        JOHN M. MONTER, 57, had been a director of Belden since 2000 and was appointed to the Company's Board at the time of the Merger. From 1996 through 2004, he was
                              President and Chief Executive Officer of Brand Services, Inc. ('Brand'). Brand is
                              a supplier of scaffolding and specialty industrial services. From 1996 to 2002,
                              Mr. Monter served as director of Brand DLJ Holdings, a parent company of Brand, and, since 2002, has been a director of Brand Holdings, LLC, another parent company of Brand, and, in January 2005, became chairman of its board. Since 2001, he has been chairman of the board of directors of DLJ Holdings, a Brand affiliate.
                              Mr. Monter received a B.S. degree in journalism from Kent State University and a
                              M.B.A. degree from the University of Chicago.

(BERNARD G. RETHORE        BERNARD G. RETHORE, 63, had been a director of Belden since
  PHOTO)                   1997 and was appointed to the Company's Board at the time of the Merger. In 1995 he became Director, President and Chief
                           Executive Officer of BW/IP, Inc., a supplier of fluid
                           transfer equipment, systems and services, and was elected
                           its Chairman in 1997. In July 1997, Mr. Rethore became
                           Chairman and Chief Executive Officer of Flowserve
                           Corporation, which was formed by the merger of BW/IP, Inc., and Durco International, Inc. In 2000 he retired as an
                           executive officer and director and was named Chairman of the
                           Board Emeritus. From 1989 to 1995, Mr. Rethore was Senior
                           Vice President of Phelps Dodge Corporation and President of
                           Phelps Dodge Industries. He received a B.A. degree in
                           economics (Honors) from Yale University and a M.B.A. degree from the Wharton School of the University of Pennsylvania.
                           Director, Maytag Corporation, Dover Corporation and Walter
                           Industries, Inc.

    ITEM II -- APPROVE AN ADDITIONAL 2,500,000 SHARES FOR THE COMPANY'S 2001
                      LONG-TERM PERFORMANCE INCENTIVE PLAN

GENERAL

In 2000, the shareholders of CDT approved the Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan (the "Plan"). The Board has amended the Plan to increase the number of shares available under the Plan, subject to approval by the Company's shareholders. At this meeting, you are requested to approve an amendment to the Plan that increases by 2,500,000 the number of shares that may be granted under the Plan.

As of March 28, 2005, 297,524 shares of common stock were available for issuance under the Plan for future awards. If the amendment is approved the number of shares available for future grants would be 2,797,524. In accordance with the NYSE rules, the Company also intends to issue awards under the Belden Inc. 2003 Long-Term Incentive Plan ("Belden Plan"). As of March 28, 2005, 415,838 shares of common stock were available for issuance under the Belden Plan for future awards.

On March 30, 2005, up to 590,100 stock options were granted to eligible participants (including the named officers) under both plans. Awards to the named officers were as follows: Mr. Cunningham, 120,000 options; Mr. Reece, 23,000 options; Mr. Matz, 23,000 options; Mr. Rose, 23,000 options; and Mr. Bloomfield, 20,000 options. The options were issued with an exercise price equal to the average of the high and low price of Belden CDT stock on March 30, 2005 ($22.66). The exercise of one-third of the shares is permitted on the first, second and third anniversaries of the grant date. The options expire ten years after the grant date.

The Plan has been amended to prohibit the exchange or repricing of options without shareholder approval. The Plan is intended to promote the long-term interest of the Company by aligning employee financial interests with long-term stockholder value. The Board believes that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the Plan over its 10-year term unless the additional shares are authorized.

THE BELDEN CDT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE RESERVE INCREASE.

SUMMARY OF PLAN

General. The Plan provides for the granting to employees, directors and other individuals who perform services for the Company ("Participants") the following types of incentive awards: stock options, stock appreciation rights ("SARs"), restricted stock, performance grants and other types of awards that the Board of Directors or a duly appointed committee of the Board of Directors deems to be consistent with the purposes of the Plan.

The Plan provides that no Participant is entitled to receive grants of common stock, stock options or SARs in a calendar year in excess of 100,000 shares. The Plan affords the Company latitude in tailoring incentive compensation to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices.

Plan Administration. The Plan is administered by the Compensation Committee and the Committee has the exclusive authority to select Plan participants and to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Plan.

With limited exceptions, including termination of employment as a result of death, disability or retirement, or except as otherwise determined by the Committee, rights to these forms of contingent compensation are forfeited if a recipient's employment or performance of services terminates within a specified period following the award. Generally, a Participant's rights and interests under the Plan will not be transferable except by will or by the laws of descent and distribution.

AWARDS UNDER THE PLAN

Options: The Committee may grant non-qualified stock options and incentive stock options at a price fixed by the Committee. The option price may be less than, equal to or greater than the fair market value of the underlying shares of common stock, but in no event less than 50% of the fair market value on the date of grant. The Committee has not issued any option at an exercise price of less than the fair market value on the grant date, and does not intend to do so for the Plan's duration.

Options generally will expire not later than ten years after the date on which they are granted. Options will become exercisable at such times and in such installments as the Committee shall determine. Payment of the option price must be made in full at the time of exercise in such form (including cash, common stock of the Company or the surrender of another outstanding award or any combination thereof) as the Committee may determine.

SARs: A SAR (or stock appreciation right) entitles the holder to receive cash or common stock (or combination thereof) equal to (or, in the discretion of the Committee, less than) the difference between the exercise price or option price per share and the fair market value per share at the time of such exercise, times the number of shares subject to the SAR or option or other award, or portion thereof, which is exercised. The Committee has not issued any SARs under the Plan.

Restricted Stock Awards. A restricted stock award is an award of a given number of shares of common stock which are subject to a restriction against transfer and to a risk of forfeiture during a period set by the Committee. During the restriction period, a participant generally has the right to vote and receive dividends on the shares, payment of which may be deferred until the restricted stock vests.

Performance Grants: Performance grants are awards whose final value, if any, is determined by the degree to which specified performance objectives have been achieved during an award period set by the Committee, subject to such adjustments as the Committee may approve based on relevant factors. The Committee may determine performance measures based on measures of industry, Company, unit or participant performance (or any combination of the foregoing) and the Committee may adjust these as it deems appropriate.

A target value of an award is established (and may be amended thereafter) by the Committee and may be a fixed dollar amount, an amount that varies from time to time based on the value of a share of common stock, or an amount that is determinable from other criteria specified by the Committee. Payment of the final value of an award is made as promptly as practicable after the end of the award period or at such other times as the Committee may determine.

ADJUSTMENTS

Upon the liquidation or dissolution of the Company, all outstanding awards under the Plan shall terminate immediately prior to the consummation of such liquidation or dissolution, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all restrictions on any outstanding awards shall lapse and Participants will be entitled to the full benefit of such awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Committee.

AMENDMENTS

The Board of Directors or the Committee may amend or terminate the Plan, except that no amend-ment shall become effective without the prior approval of the Company's stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code, under the Incentive Stock Options provisions of Section 422 of the Internal Revenue Code or by any NYSE listing requirements. Furthermore, any termination may not materially and adversely affect any outstanding right or obligation under the Plan without the affected participant's consent.

TERMINATION

By its terms, the Plan will expire on December 6, 2010, ten years from the date that the Plan was initially approved by the Company's shareholders. However, prior to such expiration, the Plan permits the Company's Board to extend the Plan for up to an additional five years.

PRIOR AWARDS UNDER THE PLAN

As of March 28, 2005, on a post-merger basis, 368,520 options are outstanding or have been exercised and 70,996 restricted stock awards have been issued under the Plan. No performance shares or SARs have been issued under the Plan.

U.S. FEDERAL TAX CONSEQUENCES UNDER THE PLAN

Federal Income Tax Consequences -- Incentive Stock Options. The grant of incentive stock options to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment due to death or retirement for age or disability under then established rules of the Company. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an employee's alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long-term capital gain or loss on the sale.

An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short- or long-term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short- or long-term, depending on the holding period.

The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the employee.

Federal Income Tax Consequences -- Non-Qualified Stock Options. The grant of NSO's under the Incentive Plan will not result in the recognition of any taxable income by the participants. A participant will recognize income on the date of exercise of the non-qualified stock option equal to the difference between (i) the fair market value on the date the shares were acquired, and (ii) the exercise price. The tax basis of these shares for purposes of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the option by an employee is subject to federal and state income and employment tax withholding.

Generally, the Company will be entitled to a deduction in the amount reportable as income by the participant on the exercise of a non-qualified stock option.

Federal Income Tax Consequences -- Stock Appreciation Rights and Performance Shares. Stock Appreciation Rights and Performance Share awards involve the issuance of shares or the payment of cash, without other payment by the recipient, as additional compensation for services to the Company. The recipient will recognize taxable income equal to cash received or the fair market value of the shares on the date of the award, which becomes the tax basis in a subsequent sale. Generally, the

Company will be entitled to a corresponding deduction in an amount equal to the income recognized by the recipient.

Federal Income Tax Consequences -- Restricted Stock Grants. Restricted stock granted under the Incentive Plan generally will not be taxed to the recipient, nor deductible by the Company, at the time of grant. On the date the restrictions lapse and the shares become transferable or not subject to a substantial risk of forfeiture, the recipient recognizes ordinary income equal to the excess of the fair market value of the shares on that date over the purchase price paid for the stock, if any. The participant's tax basis for the shares includes the amount paid for the shares and the ordinary income recognized. Generally, the Company will be entitled to a deduction in an amount of income recognized by the recipient.

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the Plan. Accordingly, all award recipients are advised to consult their own tax advisors concerning the federal, state, local and foreign income and other tax considerations relating to such awards and rights thereunder.

INCORPORATION BY REFERENCE. The foregoing is only a summary of the Plan and is qualified in its entirety by reference to the full text of the amended Plan, a copy of which is attached hereto as Appendix I.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2004 with respect to the shares of the Company's common stock that may be issued under the Company's existing equity compensation plans.

                                               A                      B                        C
                                      --------------------   -------------------   -------------------------
                                                                                     NUMBER OF SECURITIES
                                                                                    REMAINING AVAILABLE FOR
                                      NUMBER OF SECURITIES                           FUTURE ISSUANCE UNDER
                                       TO BE ISSUED UPON      WEIGHTED AVERAGE     EQUITY COMPENSATION PLANS
                                          EXERCISE OF         EXERCISE PRICE OF      (EXCLUDING SECURITIES
PLAN CATEGORY                         OUTSTANDING OPTIONS    OUTSTANDING OPTIONS    REFLECTED IN COLUMN A)
-------------                         --------------------   -------------------   -------------------------
Equity Compensation Plans Approved
  by Stockholders(1)                       3,497,781(3)           $24.0103                  713,362(5)
Equity Compensation Plans Not
  Approved by Stockholders(2)                644,857(4)           $25.5635                        0
                                           ---------                                        -------
TOTAL                                      4,142,638                                        713,362
                                           =========                                        =======

(1) Consists of the Belden Inc. Long-Term Incentive Plan (the "1993 Belden Plan"); the Belden Inc. 2003 Long-Term Incentive Plan (the "2003 Belden Plan"); the Cable Design Technologies Corporation Long-Term Performance Plan (the "CDT Plan"); the Cable Design Technologies Corporation Supplemental Long-Term Performance Incentive Plan (the "CDT Supplemental Plan") and the Cable Design Technologies Corporation 2001 Long-Term Incentive Plan (the "2001 CDT Plan"). The 1993 Belden Plan and the CDT Plan have expired or have been terminated, subject to outstanding options under such plans.

(2) Consists of the Belden UK Employee Share Ownership Plan (the "Belden UK Plan") and the Cable Design Technologies Corporation 1999 Long-Term Performance Incentive Plan (the "1999 CDT Plan"). The Belden UK Plan permitted UK employees of Belden to purchase Belden stock over a twelve-month period through payroll deductions. The Company has terminated this plan and none of the named executive officers participate in this plan. The 1999 CDT Plan has also been terminated, subject to outstanding options under such plan.

(3) Consists of 2,519,451 shares under the 1993 Belden Plan; 194,000 shares under the 2003 Belden Plan; 56,708 shares under the CDT Plan; 290,484 shares under the CDT Supplemental Plan; and 437,138 shares under the 2001 CDT Plan.

(4) Consists of 644,857 shares under the 1999 CDT Plan.

(5) Consists of 415,838 shares under the 2003 Belden Plan and 297,524 shares under the 2001 CDT Plan.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of Belden CDT common stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table below and the directors and named executive officers as a group. Except as otherwise noted, all information is as of March 2, 2005.

    BENEFICIAL OWNERSHIP TABLE OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                                                 NUMBER OF SHARES
                                                   BENEFICIALLY     ACQUIRABLE WITHIN   PERCENT OF CLASS
NAME                                              OWNED(1)(2)(3)       60 DAYS(4)        OUTSTANDING(5)
----                                             ----------------   -----------------   ----------------
Lorne D. Bain                                         10,300                6,000                *
Lance Balk                                             9,354               10,000                *
Kevin Bloomfield                                      44,448              122,000                *
Christopher I. Byrnes                                  8,000                6,000                *
Bryan C. Cressey                                     120,959               12,750                *
C. Baker Cunningham                                  223,296              595,000             1.74
Michael F. O. Harris                                  21,253               11,000                *
Glenn Kalnasy                                         12,904               10,000                *
Ferdinand C. Kuznik                                   49,354(6)             3,000                *
Robert W. Matz                                        22,760               30,000                *
John M. Monter                                         8,600                6,000                *
Richard K. Reece                                      67,565(7)           186,000                *
Bernard G. Rethore                                     9,600(8)             6,000                *
D. Larrie Rose                                        28,778(9)            89,500                *
All directors and named officers as a group (14
  persons)                                           637,171            1,093,250             3.68

 * Less than one percent.

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Mr. Cressey does not include 20,000 shares held by the Bryan and Christina Cressey Foundation. Mr. Cressey is the President of the foundation and disclaims any beneficial ownership of the shares owned by the foundation.

(2) For executive officers (other than Mr. Kuznik), the number of shares listed includes the following interest in shares held in the Company's 401-K savings plans as of December 31, 2004: Mr. Cunningham -- 4,089 shares; Mr. Bloomfield -- 4,088 shares; Mr. Matz -- 1,472 shares; Mr. Reece -- 4,165 shares; Mr. Rose -- 4,006; and all executive officers as a group -- 17,820 shares.

(3) For executive officers, the number of shares listed includes unvested restricted stock awards under the Company's long-term incentive plans as of March 31, 2005: Mr. Cunningham -- 100,886 shares; Mr. Bloomfield -- 18,561 shares; Mr. Matz -- 15,935 shares; Mr. Reece -- 23,813 shares; Mr. Rose -- 16,472 and all named executive officers as a group -- 175,667 shares. Mr. Kuznik's restricted stock vested upon the time of the merger in accordance with the Agreement and Plan of Merger (as amended) by CDT, BC Merger Corp. and Belden as of February 4, 2004 and Mr. Kuznik's change of control agreement.

(4) Reflects the number of shares that could be purchased by exercise of options available at March 31, 2005, or within 60 days thereafter under the Company's long-term incentive plans. See Summary Compensation Table below and footnote (3) of Summary Compensation Table for amounts and terms of the restricted share awards. Table does not include any long-term compensation awards made in 2005.

(5) Based on the number of shares outstanding at March 1, 2005 -- i.e., 47,002,801.

(6) Includes 24,677 shares held by Mr. Kuznik, as Trustee of the Ferdinand C. Kuznik Declaration of Trust, and 24,677 shares held by his spouse, Milena Kuznik, Trustee of the Milena Kuznik Declaration of Trust.

(7) Includes 34,097 shares held in a revocable trust in which Mr. Reece and his spouse are co-trustees.

(8) Includes 7,600 shares held in trust.

(9) Includes 4,006 shares held jointly by Mr. Rose and his spouse in an IRA account and 27,112 shares jointly held by Mr. Rose and his spouse in another account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of filings with the Securities and Exchange Commission and other reports submitted by our directors and officers, we believe that all of our directors and executive officers complied during 2004 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of: Messrs. Balk, Cressey, Harris, and Kalnasy who, due to an administrative error on the part of the Company, each filed one late report relating to an option grant of 2,000 shares (1,000 post Stock Split) at an exercise price of $8.83 per share ($17.66 post Stock Split) issued on May 3, 2004.

                   BENEFICIAL OWNERSHIP TABLE OF SHAREHOLDERS
                         OWNING MORE THAN FIVE PERCENT

     The following table shows information regarding those shareholders known to the Company to beneficially own more than 5% of the outstanding Belden CDT shares for the period ending on December 31, 2004.

                                                              AMOUNT AND NATURE       PERCENT OF
NAME AND ADDRESS                                                OF BENEFICIAL         OUTSTANDING
OF BENEFICIAL OWNER                                               OWNERSHIP         COMMON STOCK(1)
-------------------                                         ---------------------   ---------------
T. Rowe Price Associates, Inc.                                    4,954,624(2)           10.54%
100 E. Pratt Street
Baltimore, Maryland 21202
FMC Corp.                                                         4,336,785(3)            9.23%
82 Devonshire Street
Boston, MA 02109
HYMF Limited                                                      3,131,930(4)            6.66%
Walker House Mary Street
P.O. Box 908 GT
George Town, Grand Cayman (Cayman Islands)
Dimension Fund Advisors Inc.                                      2,403,520(5)            5.11%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

(1) Information based upon 47,002,801 shares of Belden CDT stock outstanding as of March 1, 2005.

(2) Information based on a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. and other members of the reporting group on February 14, 2005, with certain members of the reporting group reporting sole voting power over 1,335,249 shares and sole dispositive power over 4,954,624 shares in the aggregate.

(3) Information based on Schedule 13G/A filed with the SEC by FMR Corp. ("FMR") on February 14, 2005, reporting sole dispositive power over 4,336,785 shares.

(4) Information based on a Schedule 13G/A filed with the SEC by HYMF Ltd. on February 14, 2005, reporting sole voting power over 2,855,697 shares and sole dispositive power over 3,131,930 shares on behalf of the following affiliate companies: Barclays Bank (sole voting and sole dispositive powers over 49,809 shares, .11%); Barclays Global Investors, NA. (sole dispositive power over 1,482,061 shares and sole voting power over 1,206,368 shares, 3.16%); Barclays Capital Securities (sole voting and sole dispositive powers over 395,500 shares, .84%); and Barclays Global Fund Advisors (sole dispositive power over 1,204,560 shares and sole voting power over 1,204,020 shares, 2.57%).

(5) Information based on a Schedule 13G/A filed with the SEC by Dimension Fund Advisors Inc. on February 9, 2005, reporting sole voting and dispositive powers over 2,403,520 shares.

In addition, at December 31, 2004, Prudential Bank & Trust, FSB, as Trustee of the Belden CDT Inc. Retirement Savings Plan (f/k/a the Belden Wire & Cable Retirement Savings Plan), held of record 1,031,815 shares, and as Trustee of the Belden Communications Company Occupational Employees Plan, held of record 4,833 shares, the aggregate of which represents 2.20% of common stock.

                             EXECUTIVE COMPENSATION

                    REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

This Compensation Committee report reviews the Company's compensation policy and programs for its executive officers, including Mr. Cunningham, the Company's Chief Executive Officer. Unless otherwise noted, this report will focus on the period following the Merger. The Committee (all members of which meet the independence standards of the NYSE) determines, approves and reports to the Board on all elements of compensation for the Company's executive officers. The Committee also reviews and approves corporate goals relevant to compensation and evaluates performance for all executive officers. The Committee's charter, which sets out its duties and responsibilities, can be found on the Company's website. The Committee has retained an independent compensation consultant, who reports directly to the Committee.

Philosophy

The compensation philosophy of the Committee is to align the Company's compensation programs with its strategic objectives and desired Company culture. The Company's compensation program is designed to motivate performance so individual and Company objectives are achieved. The main compensation objective for executive officers is to enhance shareholder value over the long term. A secondary goal is to provide significant rewards to those individuals for achieving superior returns for our shareholders. The Committee strives to achieve these goals by providing competitive base salaries to attract, motivate and retain employees; an annual cash bonus that gives management cash incentives for achievement of predetermined performance targets; and long-term compensation awards so management's interest is aligned with that of other shareholders.

Salary

Pursuant to Company policies, base salaries are reviewed annually. Adjustments to base salaries are determined based on individual performance, the competitive market, executive experience and internal equity. The salaries paid to the named executive officers for the past three years are shown in the Summary Compensation Table noted below.

Annual Cash Incentive Program

Following the Merger, the Committee decided to continue (with certain modifications) Belden's annual cash incentive program for the remainder of 2004. With respect to 2004, the Belden program permitted eligible management to receive an annual incentive cash bonus of up to 100% of his or her base salary mid-point (or base salary) based on the achievement of predetermined performance criteria. At the target level, a participant may receive a bonus of 50% of the base salary mid-point (or base salary), and at the maximum level a bonus of 100% of the base salary mid-point (or base salary). The criteria for Mr. Cunningham are based solely on working capital (33%) and earnings per share (67%). For officers other than Mr. Cunningham, an individual performance element is included with the weight assigned to each as follows: 53% earnings per share; 27% working capital; and 20% individual performance.

Under the Belden program, performance goals were established at the beginning of the year. The overall financial performance of Belden (and post-Merger, with some adjustments, the Company) determined the size of the bonus pool to be distributed to the executives participating in the program. For the year 2004, upon the Merger becoming effective, the Company had to adjust the performance criteria for participants under the Belden plan to reflect the performance of the combined company going forward and the inclusion of eligible CDT employees. Under the CDT bonus plan, participants received quarterly payments based on the attainment of predetermined performance measures and an individual performance measure. Participants under the CDT plan received their last payment for the fiscal quarter ending April 30, 2004. Other than Mr. Kuznik (who retired as CDT's Chief Executive Officer upon the Merger becoming effective but continues as a director of Belden CDT), all of the Company's named executive officers participated in the Belden incentive plan prior to (and after) the Merger.

As part of its adjustments to the Belden incentive plan, the Committee authorized an interim payout to Belden participants for the first half of the year based on the original bonus measures set at the beginning of the year. At the same time, the Committee also made adjustments for CDT participants to compensate them for the period of April 30 (the end of CDT's fiscal third quarter) to July 15, 2004

(the date of the Merger). Upon the Merger becoming effective, CDT (now Belden
CDT) changed to a calendar year end. Mr. Kuznik did not receive any adjustment, nor did he receive any cash incentive payment under the Belden program.

At its February 2005 meeting, the Committee reviewed and approved bonus payouts for the second half of 2004 based on adjusted performance levels for the period that reflected the combined company. For the year, the Company exceeded its target working capital goal (measured as a percent of revenues), and its target earnings per share goal. Based on these performance measures, Mr. Cunningham received a cash bonus for the year of $781,100.

Long-Term Incentive Awards

Both CDT's and Belden's long-term incentive plans authorized their respective compensation committees to grant officers and key management various awards intended to promote success by aligning employee financial interests with long-term shareholder value. Awards that may be granted under either company's plans include stock options and restricted shares. In February 2004, Belden's compensation committee made awards of restricted shares or stock options (or both) to key management, including the named executive officers (other than Mr. Kuznik who was not an officer of Belden). Consistent with the purpose of the Belden plan, the options were issued at market value on the grant date. They were to vest over three years and expire in ten years (all Belden outstanding options vested at the time of the Merger). The restricted shares were subject to a three-year vesting period with the holder forfeiting his shares if he were to leave the Company before vesting occurred. All dividends accrued on the restricted shares are accumulated and become payable only upon vesting. The size of individual grants of options and restricted shares is based on various factors primarily relating to the responsibilities of the individual officer, and the recipient's expected future contributions and prior grants.

The number of Belden awards for 2004 was comparable to the number awarded in 2003 even though the 2004 awards were on average about forty-five percent above the market median (i.e., the 2003 Belden awards totaled 295,500 and the 2004 Belden awards totaled 301,500). The reason for the change in competitiveness was that the Belden stock price increased significantly since the 2003 grants and the market long-term incentive data had decreased significantly over the same period (except for the position of CEO). The Belden Committee's independent compensation consultant recommended that the 2003 grant sizes be used as the basis for setting 2004 grants and suggested that Belden wait a year before recalibrating grant sizes since market data for long-term incentives could change significantly (in the opposite direction) in 2004 as it did in 2003. But, considering total compensation -- base salary, bonus and long-term incentive awards -- the Belden named officers were within the median to seventy-fifth percentile of the market.

Prior to the Merger, CDT's compensation committee had made periodic grants to its executive officers of stock options and restricted stock under CDT's long-term incentive plans. Mr. Kuznik, as CEO of CDT, received 30,000 stock options (15,000 stock options after the reverse stock split that occurred prior to the effective time of the Merger); he also received 150,000 restricted stock awards (75,000 restricted shares after the reverse stock split) in exchange for the cancellation of 500,000 stock options that Mr. Kuznik received in October 2001 upon becoming CEO of CDT. (All CDT outstanding options vested at the time of the Merger.)

Cash Long-Term Performance Plan

In 2003, based in part on the recommendations of Belden's independent compensation consultant, the Belden compensation committee adopted a cash long-term performance plan having performance cycles of four years (with new cycles beginning each year). Following the Merger, the Committee decided to discontinue the plan prospectively. Performance measures are based on the average annual growth rate of EBITDA (using the Dow Jones Electrical Equipment Index), assuming a Return on Invested Capital ("ROI") payout threshold is met using the same index. Starting in 2007, cash awards could be made under the plan if the ROI payout threshold and performance criteria are met. Cash awards could be made in 2008 if the same criteria are met. Thereafter, the plan will terminate.

Retention and Integration Awards Program

The Merger constituted a change of control for purposes of stock options under the Belden and CDT plans, and all restricted stock grants under the Belden and CDT plans became fully vested except that each of the named executive officers (other than Mr. Kuznik) waived the lapse of restrictions on his restricted stock in connection with the Merger in consideration of their participating in a retention and integration awards program. In exchange for receiving a retention and integration award if the Merger became effective, each of the named officers (other than Mr. Kuznik) agreed to amend his change of control agreement (i) to remove the provision regarding the unilateral right of termination with respect to the Merger within thirty days of the first anniversary of the date of the change of control and
(ii) to waive the acceleration of the vesting of restricted stock held by such officer as a result of the Merger. Mr. Cunningham also agreed that the appointment of Mr. Cressey as Chairman of the Board of Directors of Belden CDT did not constitute a "good reason" for termination under his amended change of control agreement.

The value of each payment with respect to the retention and integration award for the named executive officer is equal to 110% (140% in the case of Mr. Cunningham) of the executive's salary. Fifty percent of the value relating to the retention and integration awards is paid in the form of cash and the remaining fifty percent in shares of restricted stock of Belden CDT, with all of the shares of restricted stock of Belden CDT being based on the value of Belden CDT stock on the Merger date. The awards are paid (or in the case of restricted stock, vest) in three installments: one-third upon each of the consummation of the Merger and the first and second anniversaries of the consummation of the Merger, in each case if the executive is still employed by Belden CDT on those dates. Each named officer received the first payment upon completion of the Merger. If Mr. Cunningham were to become entitled to payment of the entire award, the approximate amount he would receive is $882,000.

The retention and integration awards agreement of each executive officer also provides that if the officer's employment is terminated after the Merger by Belden CDT without cause or by the employee for good reason (as such terms are defined in the officer's change of control agreement), immediately prior to the effective time of such termination (i) any unvested restricted stock (other than unvested restricted stock awarded under the retention and integration awards agreement) will vest and (ii) any unvested stock options will vest and the officer may exercise all outstanding stock options (subject to the terms of such options) for twelve months following such termination of employment.

The Merger constituted a change of control under Mr. Kuznik's change of control agreement and his employment was terminated. As a result, he received the cash payment under his change of control agreement and the non-cash benefits began following the termination of his retention letter agreement to provide integration services (discussed below) to Belden CDT following the Merger. The Company also agreed to indemnify and gross-up Mr. Kuznik in connection with any excise tax imposed under the Internal Revenue Code with respect to excess parachute payments. Mr. Kuznik was deemed to have retired for purposes of his option grants, which enable him to exercise his options for three years following his termination of employment.

In connection with the Merger, the Company formed an integration committee led by Messrs. Kuznik and Graeber (CDT's former President and Chief Operating Officer) to supervise the combination of the two companies. Prior to the Merger, Belden CDT entered into a retention letter agreement that set out Mr. Kuznik's integration responsibilities commencing upon the Merger. The agreement expired on December 30, 2004 and provided for annual compensation as in effect on the date of the Merger agreement (February 4, 2004) plus benefits to which Mr. Kuznik was entitled as of the date of the Merger agreement. As part of the consideration for entering into his letter agreement, Mr. Kuznik agreed that his employment agreement was terminated (without the payment of any severance payment under such agreement).

Chief Executive Officer Compensation

All elements of compensation for Mr. Cunningham, including base salary, bonus and long-term incentives, are reviewed and approved solely by the Committee or the full Board.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non performance-based compensation in excess of $1 million paid to the executive officers named in the compensation table. Although the Committee considers this provision when reviewing executive compensation, the Committee uses sound business judgment to determine whether specific compensation programs are appropriate -- even though certain elements may not meet the performance criteria under the tax code provision.

Glenn Kalnasy (Chair)
Lance C. Balk
Christopher I. Byrnes
John M. Monter

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM COMPENSATION AWARDS
                                                                   -----------------------------------
                                         ANNUAL COMPENSATION       RESTRICTED   SECURITIES
                                     ---------------------------     STOCK      UNDERLYING      ALL
NAME AND PRINCIPAL                          SALARY(1)   BONUS(2)   AWARDS(3)    OPTIONS(4)   OTHER(5)
COMPENSATION POSITION                YEAR      ($)        ($)         ($)          (#)          ($)
---------------------                ----   ---------   --------   ----------   ----------   ---------
C. Baker Cunningham                  2004    625,910    781,100     765,913       50,000       368,814
  President,                         2003    606,667    350,000     337,500       50,000        39,558
  and Chief Executive Officer        2002    587,499          0     421,800       40,000        37,543
Ferdinand C. Kuznik                  2004    316,154    144,450          --           --     5,532,883
  Chief Executive Officer            2003    600,000     60,885    1,477,500      15,000        27,922
                                     2002    392,308    150,000     308,370           --           183
Richard K. Reece                     2004    330,000    230,700     292,417       15,000       284,260
  Vice President, Finance and        2003    320,000    136,000     121,500       15,000        39,961
  Chief Financial Officer            2002    309,999          0     189,810       18,000       153,646
Robert W. Matz                       2004    260,038    208,900     196,168       10,000       154,922
  Vice President, Operations and     2003    218,333    115,000      81,000       10,000        85,269
  President of Networking            2002    133,673          0     117,400       10,000        46,024
D. Larrie Rose                       2004    276,288    208,900     207,176       10,000       228,018
  Vice President, Operations and     2003    248,333    115,000      81,000       10,000        85,278
  President of European Operations   2002    231,941          0     126,540       12,000        88,811
Kevin L. Bloomfield                  2004    260,000    178,800     228,251       12,000       182,669
  Vice President, Secretary          2003    250,000    105,000      94,500       12,000        11,250
  and General Counsel                2002    240,000          0     105,450       10,000        10,550

(1) Salaries are amounts actually received. Mr. Kuznik's salary for 2002 and 2003 is based on a fiscal year end of July 31. At the time of the Merger, the Company changed its fiscal year end to December 31. For 2004, Mr. Kuznik received as salary $316,154 through July 15, 2004, the date of the Merger. Thereafter, Mr. Kuznik entered into a retention letter agreement under which he provided post-merger integration services to the Company through December 30, 2004, in exchange for receiving $357,692. The amount of his retention letter agreement is reflected in column "All Other". (See footnote 5 for details.) The aggregate amount of perquisites and other personal benefits for any named executive does not exceed $50,000 or 10% of the total annual salary and bonus for any such named executive and, therefore, such items have been excluded.

(2) For the period of January 1, 2004 through the July 15, 2004 (the date of the Merger), determined by the Compensation Committee at its August 2004 meeting; for the period of July 16, 2004 through December 31, 2004, determined by the Compensation Committee at its February 2005 meeting.

(3) The following is a summary of the restricted stock grants awarded to the named officers except for Mr. Kuznik; see below under the caption "Mr. Kuznik's Restricted Stock Awards" for a summary of Mr. Kuznik's grants. With respect to the 2002 grants, the figures in this column reflect the closing price of Belden shares ($21.09 per share) on February 15, 2002, the effective grant date price. With respect to the 2003 grants, the figures in this column reflect the closing price of Belden shares ($13.50 per share) on February 18, 2003, the effective grant date price. With respect to the 2004 grants, the figures in this column reflect (i) the closing price of Belden shares ($19.25) on February 23, 2004, the effective grant date price and
    (ii) with respect to the restricted stock awarded to the named officers pursuant to their retention and integration awards agreement (which were entered into at the time of the Merger), the closing price of Belden CDT shares ($20.50) on July 15, 2004. A summary of the retention and integration award agreements are set out below under the caption "Certain Change in Control Arrangements and Other Matters." All restricted stock awards are subject to forfeiture in the event the individual does not remain employed by the Company for a prescribed period. For all awards (other than those provided under the retention and integration awards agreements) the prescribed period is three years from the grant date. The restricted stock granted under a retention and integration awards agreement is paid in three installments: one-third upon each of the consummation of the Merger, and the first and second anniversary of the consummation of the Merger, provided the named officer is still employed by the Company. The retention and integration awards agreements also provide that if the officer's employment is terminated after the Merger by the Company without cause or by the officer for good reason (as those terms are defined in the officer's change of control agreement), immediately prior to the effective time of such termination any unvested restricted stock (other than unvested restricted stock awarded under the retention and integration awards agreements) will vest. The following chart shows the value of such shares as of the end of 2004 (i.e., $23.20 per share, the closing price of Belden CDT shares on December 31, 2004):

                                                      2002 GRANT   2003 GRANT   2004 GRANTS
                                                      ----------   ----------   -----------
    C. Baker Cunningham                                $464,000     $580,000     $902,155
    Richard K. Reece                                    208,800      208,800      343,492
    Robert W. Matz                                           --      139,200      230,492
    D. Larrie Rose                                      139,200      139,200      242,950
    Kevin L. Bloomfield                                 116,000      162,400      268,215

   Mr. Kuznik's Restricted Stock Awards: On October 16, 2002, Mr. Kuznik (the CEO of the Company prior to the Merger) received a restricted stock award of 67,037 shares (33,518 shares after the Stock Split that occurred immediately prior to the effective time of the Merger). The closing price of CDT's stock on such date was $4.60 ($9.20 after adjusting for the Stock Split). The restricted stock vested after three years or upon a change of control. On November 3, 2003, Mr. Kuznik received a restricted stock award of 150,000 shares (75,000 shares after adjusting for the Stock Split) in exchange for the cancellation of a stock option grant of 500,000 shares (250,000 shares after adjusting for the Stock Split) which Mr. Kuznik received at the time of his appointment as Chief Executive Officer of CDT in December 2001. The closing price of CDT's stock on November 3, 2003 was $9.85 ($19.70 after adjusting for the Stock Split). This grant of restricted stock had a vesting schedule similar to the vesting schedule of his 500,000 stock option grant, and provided for acceleration of vesting upon a change of control. All of Mr. Kuznik's unvested restricted stock vested at the time of the Merger.

   Dividends on restricted stock accumulate and become payable after the applicable vesting period. The dividend rate on the shares of restricted stock is the dividend rate payable on all outstanding shares of Company common stock.

(4) All unvested stock options became vested upon the time of the Merger. For Messrs. Cunningham, Reece, Matz, Rose and Bloomfield, the exercise price for the 2002 options is $20.865; the exercise price for the 2003 options is $13.30 (except the exercise price is $12.445 for the options granted to Mr. Cunningham);

and the exercise price for the 2004 options is $19.075. In each instance, the exercise price equaled the average of the high and low of Belden shares on the effective grant date. Mr. Kuznik's 2003 option award reflects the one for two reverse stock split that occurred prior to the merger. The exercise price is $12.66 per share, which equaled the closing price of the Company's shares on the grant date adjusted for the reverse stock split.

(5) Messrs. Cunningham, Reece, Matz, Rose and Bloomfield: Amounts include (i) Company contributions and allocations in Company-sponsored defined contribution plans and other plans; (ii) "cash out"of the 2004 offering under the Belden Employee Stock Purchase Plan (which offering was cancelled prior to the time of Merger); (iii) restricted stock dividends paid on the 2001 restricted stock award which vested in February 2004 (Mr. Cunningham has deferred the vesting of his 2001 grant and the dividends accrued thereon); (iv) cash and restricted stock received under the retention and integration awards agreement as of July 15, 2004; and (v) the value of the 2001 restricted stock award which vested in February 2004 (Mr. Cunningham deferred vesting of his award). For Mr. Reece, this column also includes, for 2002, reimbursements related to relocation totaling $63,356 and incentive compensation of $80,000, which he received in connection with his returning as the Company's Chief Financial Officer and Vice President of Finance and, for 2003, reimbursements related to relocation totaling $24,561. For Mr. Rose, this column also includes, for 2002, 2003, and 2004, payments related to foreign cost-of-living differentials totaling $80,561, $63,868, and $35,592, respectively, and, for 2003 and 2004, reimbursements related to relocation of $5,201 and $4,298, respectively. For Mr. Matz, this column also includes, for 2004, reimbursements related to moving/relocation totaling $47,639.

    Mr. Kuznik:  For 2004, the amount consists of (i) auto allowance of $3,558;
    (ii) holiday pay of $24,230; (iii) payment under his change of control agreement (including gross-up for excise tax) of $3,585,500; (iv) amounts paid under his retention letter agreement for the period of July 16, 2004 through December 30, 2004 of $357,692; (v) the value of restricted stock that vested as a result of the Merger and the reportable gain from the exercise of non-qualified stock options of $1,530,575; (vi) and amounts of Company contributions to West Penn Wire Division Incentive Profit Sharing Plan and Trust (the "Incentive Plan") of $30,750. For 2003, the amount includes Company contributions to the Incentive Plan and payment of term life insurance premiums of $25,500 and $2,422, respectively. For 2002, the amount includes Company payments of term life insurance premiums of $183.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                          ----------------------------------------------------------    POTENTIAL REALIZABLE
                                           PERCENT OF                                     VALUES AT ASSUMED
                            NUMBER OF        TOTAL                                      ANNUAL RATES OF STOCK
                           SECURITIES       OPTIONS                                    PRICE APPRECIATION FOR
                           UNDERLYING      GRANTED TO                                      OPTION TERM(1)
                             OPTIONS      EMPLOYEES IN   EXERCISE PRICE   EXPIRATION   -----------------------
                          GRANTED(#)(2)   FISCAL YEAR      ($/SH)(3)         DATE        5%($)       10%($)
                          -------------   ------------   --------------   ----------   ---------   -----------
C. Baker Cunningham          50,000           24.3%          19.075          2014       599,808     1,520,032
Ferdinand C. Kuznik              --             --               --            --            --            --
Richard K. Reece             15,000            7.3%          19.075          2014       179,942       456,010
Robert W. Matz               10,000            4.9%          19.075          2014       119,962       304,006
D. Larrie Rose               10,000            4.9%          19.075          2014       119,962       304,006
Kevin L. Bloomfield          12,000            5.8%          19.075          2014       143,954       364,808

(1) The Company elected to use "Potential Realizable Values at Assumed Annual Rates of Stock Price Appreciation for Option Term." The dollar amounts under these columns are the result of calculations at the 5% ($31.07) and 10% ($49.48) rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company.

(2) Grants of stock options in 2004 awarded under the Belden 2003 Long-Term Incentive Plan. The grants provided for the exercise of one-third of the shares on the first, second, and third anniversaries of the grant date. As of the Merger, all grants were vested.

(3) The purchase price of shares subject to an option is the average of the high and low of Belden shares on February 23, 2004, the effective grant date price.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                             NUMBER OF                VALUE OF UNEXERCISED
                                                       SECURITIES UNDERLYING         IN-THE-MONEY OPTIONS AT
                             SHARES       VALUE        UNEXERCISED OPTIONS AT         DECEMBER 31, 2004($)
                           ACQUIRED ON   REALIZED       DECEMBER 31, 2004(#)              EXERCISABLE/
                           EXERCISE(#)     ($)      EXERCISABLE/UNEXERCISABLE(1)        UNEXERCISABLE(2)
                           -----------   --------   ----------------------------   ---------------------------
C. Baker Cunningham               0      $      0            595,000/0                     1,358,900/0
Ferdinand C. Kuznik          15,000       101,880              3,000/0                        31,620/0
Richard K. Reece                  0      $      0            186,000/0                       397,280/0
Robert W. Matz                    0      $      0             30,000/0                       140,250/0
D. Larrie Rose                    0      $      0             89,500/0                       272,883/0
Kevin L. Bloomfield               0      $      0            122,000/0                       306,338/0

(1) For each named executive officer (other than Mr. Kuznik), the table reflects option grants on February 28, 1996, at an exercise price of $30.75 per share; on February 20, 1998, at an exercise price of $39.53 per share; on January 5, 1999, at an exercise price of $20.06; on February 16, 2000, at an exercise price of $21.75; on February 14, 2001, at an exercise price of $26.38 per share; on February 15, 2002, at an exercise price of $20.86; on February 18, 2003, at an exercise price of $13.30 ($12.445 for Mr. Cunningham); and on February 23, 2004, at an exercise price of $19.07. For Mr. Reece, the table reflects an option grant on February 26, 1997, at $35.18 per share. For Mr. Rose, the table reflects an option grant on November 4, 1998, at $16.93 per share. For each grant, the exercise price was the average of the high and low of Belden shares on the effective date of the grant. The grants provided that options became exercisable for one-third of such options on each of the first three anniversaries of the date of grant. However, all options became vested at the time of the Merger and the options will expire ten years after the date of grant. For Mr. Kuznik, the table reflects option grants on October 1, 2002 at an exercise price of $12.66 per share. On August, 19, 2004, Mr. Kuznik exercised 15,000 options.

(2) "Value" represents the difference between the closing price of the common stock on the New York Stock Exchange on December 31, 2004 ($23.20) and the exercise price of such options.

CASH LONG-TERM PERFORMANCE PLAN

In 2003, Belden adopted a cash long-term performance plan having performance cycles of four years, with new cycles beginning each year. Following the Merger, the Compensation Committee decided to discontinue the plan prospectively. Performance measures are based on the average annual growth rate of EBITDA using the Dow Jones Electrical Equipment Index (the "Peer Group"), assuming that a Return on Invested Capital ("ROI") payout threshold is met using the same index. Starting in 2007, cash awards could be made under the plan if the ROI payout threshold and performance criteria are met. Cash awards could be made in 2008 if the same criteria are met. Thereafter, the plan will terminate. The target payout is for performance at the median performance of the Peer Group. The maximum payout is for performance at the 90% level of the Peer Group. No payout is earned for performance below the 40% level of the Peer Group. The threshold for payouts of awards is an ROI at least equal to the median for the Peer Group over the four-year performance period. Each of the named officers participates in the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lance C. Balk, a director, is a partner of Kirkland & Ellis LLP. Kirkland & Ellis LLP represented CDT in connection with the Merger and has performed (and continues to perform) legal services for Belden CDT. As discussed above, the Board determined Mr. Balk is an independent director under the independence listing standards of the NYSE.

CERTAIN CHANGE IN CONTROL ARRANGEMENTS AND OTHER MATTERS

Messrs. Cunningham, Reece, Matz, Rose and Bloomfield:

Grantor Trust

Belden CDT maintains a "grantor trust" under Section 671 of the Code to provide certain partici-pants in designated compensation and supplemental retirement plans with greater assurance that the benefits and payments to which those participants are entitled under those plans will be paid. Prior to a "change of control" of Belden CDT (as defined in the amended trust agreement), Belden CDT has the discretion to make contributions to the trust. After a change in control of Belden CDT, the Company must transfer to the trust the amount of the benefits participants have earned through the date of the change in control and thereafter continue to fund the trust as benefits accrue. The amount held in trust at December 31, 2004 was de minimis. The assets of the trust are subject to claims of the creditors of the Company in the event the Company becomes "insolvent" as defined in the amended trust agreement. The consummation of the Merger did not constitute a change of control under the trust agreement.

Change of Control Agreement

Belden entered into change of control agreements with the named officers in the Summary Compensation Table above (the "change of control agreements"). The change of control agreements provide for, among other things, certain payments and benefits in the event of a "qualifying termination" of employment (i.e., a termination of employment by the executive officer for "good reason" or a termination of employment by Belden without "cause," each as defined in the change of control agreements) within three years following a change of control. In the event of a qualifying termination, the executive will become entitled to outplacement services and health benefit continuation and a lump sum severance payment generally equal to the sum of:

     - two times (2.99 in the case of Mr. Cunningham) the sum of the executive's base salary and the highest annual bonus earned by the executive with respect to the two completed fiscal years preceding the date of termination;

     - an amount equal to the executive's "target" bonus with respect to the year in which termination occurs; and

     - the amount necessary to make the executive whole with respect to any excise taxes imposed under the Internal Revenue Code with respect to excess parachute payments.

The Merger constituted a change of control under these change of control agreements. In addition, upon completion of the Merger, all stock options under the Belden incentive plans (including those issued to Belden-designated directors and officers) became fully vested and all restricted stock grants issued under the Belden incentive plans became fully vested, except that each of the named officers in the Summary Compensation Table above waived the lapse of restrictions on his or her restricted stock in connection with the Merger in consideration of their participating in the retention and integration awards program discussed below.

In exchange for receiving a retention and integration award if the Merger became effective, each of the named officers agreed to amend his change of control agreement (i) to remove the provision regarding the unilateral right of termination with respect to the Merger within 30 days of the first anniversary of the date of the change of control and (ii) to waive the acceleration of the vesting of restricted stock held by such officer as a result of the Merger. Mr. Cunningham also agreed that the appointment of Mr. Cressey as Chairman of the Board of Directors of Belden CDT did not constitute a "good reason" for termination under his amended change of control agreement. In connection with the Merger, CDT (now, Belden CDT) assumed all of Belden's obligations under each change of control agreement.

Retention and Integration Award

The value of each payment with respect to the retention and integration award for the executive officer is equal to 110% (140% in the case of Mr. Cunningham) of the executive's salary. Fifty percent of the value relating to the retention and integration awards is paid in the form of cash and the remaining fifty percent in shares of restricted stock of Belden CDT, with all of the shares of restricted stock of Belden CDT being issued on the date of the Merger and based on the value of the Belden CDT stock on that date.

The awards are paid (or, in the case of the restricted stock, vest) in three installments: one-third upon each of the consummation of the Merger and the first and second anniversaries of the consummation of the Merger, in each case if the executive is still employed by Belden CDT on those dates. Each named officer received the first payment upon completion of the Merger. If each of

Messrs. Cunningham, Reece, Matz, Rose and Bloomfield were to become entitled to payment of the entire award, the approximate amount that would be paid to such officer would be $882,000, $357,500, $253,000, $286,000, and $280,500,
respectively.

The retention and integration awards agreement of each executive officer also provides that if the officer's employment is terminated after the Merger by Belden CDT without cause or by the employee for good reason (as such terms are defined in the officer's change of control agreement), immediately prior to the effective time of such termination (i) any unvested restricted stock (other than unvested restricted stock awarded under the retention and integration awards agreement) will vest and (ii) any unvested stock options will vest and the officer may exercise all outstanding stock options (subject to the terms of such options) for twelve months following such termination of employment.

Letter Agreement

In addition, in connection with Mr. Reece returning to the position of Chief Financial Officer and Vice President, Finance of Belden, he entered into an agreement with Belden (the "Letter Agreement"). The Letter Agreement provides that if Mr. Reece no longer reports directly to Mr. Cunningham, Mr. Reece may elect to leave Belden and have the right to receive severance payments paid over twelve months equal to his then current base salary and the greater of his current target bonus or his most recent actual bonus. During the twelve-month period, Mr. Reece would also be entitled to exercise stock options and his restricted shares would vest in accordance with their terms. If the Letter Agreement applies (in the sense that Mr. Reece no longer reports directly to Mr. Cunningham) and Mr. Reece elects to receive payments under it, such payments would be in lieu of any payment under his change of control agreement noted above. However, if the Letter Agreement does not apply or if it does apply but Mr. Reece does not make the election to receive payments under it, Mr. Reece will be entitled to receive the benefits of his change of control agreement in accordance with its terms.

Mr. Kuznik:

Mr. Kuznik was a party to an employment agreement with CDT ("Employment Agreement"), pursuant to which he was entitled to participate in certain bonus plans and was entitled to termination payments if he were terminated without cause. Termination pay was based upon prior compensation and would have been paid for a period of twelve months. Mr. Kuznik's Employment Agreement also imposed certain additional restrictions upon him, including confidentiality obligations and assignment of the benefits of inventions and patents. Mr. Kuznik also was a party to a change of control agreement with CDT. Under this agreement, if his employment were terminated other than for cause (as defined in the agreement) or he were to resign for good reason (as defined in the agreement) following a change of control, he would (i) receive an amount equal to three times the sum of (a) his highest annual compensation (excluding bonus) over the prior three calendar years and (b) his average annual bonus over the prior three calendar years and (ii) be provided health and other employee benefits existing on the Merger (excluding profit sharing and 401(k) contributions) for two years following the change of control.

If such events were to occur, pursuant to his change of control agreement, Mr. Kuznik also would receive certain unvested options, restricted stock, employer contributions to 401(k) benefit plans and other long-term incentives would vest, and accrued bonuses and other similar amounts would be payable. The Merger constituted a change of control under Mr. Kuznik's change of control agreement and his employment was terminated. As a result, Mr. Kuznik received the cash portion of his change of control agreement promptly following the closing of the Merger and the non-cash benefits began, following the termination of his retention letter agreement to provide integration services (discussed below) to Belden CDT following the Merger. The Company also agreed to indemnify and gross-up Mr. Kuznik in connection with any excise tax imposed under the Internal Revenue Code with respect to excess parachute payments. Mr. Kuznik was deemed to have retired for purposes of his option grants, which enables him to exercise the options for three years following his employment termination.

In connection with the Merger, Belden and CDT formed an integration committee led by Messrs. Kuznik and Graeber (CDT's former President and Chief Operating Officer) to supervise the combination of the two companies. Effective upon the Merger, Belden CDT entered into a retention letter agreement that set out Mr. Kuznik's integra-tion responsibilities. The agreement expired on December 30, 2004 and provided for annual compensation of 125% of Mr. Kuznik's annualized compensation in effect on the date of the Merger agreement (February 4, 2004) plus benefits to which Mr. Kuznik was entitled as of the date of the Merger agreement. As part of the consideration for entering into his Letter Agreement, Mr. Kuznik waived the right to receive compensation under his Employment Agreement.

PENSION PLANS

Except for Mr. Kuznik, the executives named in the Summary Compensation Table may, upon retirement, be entitled to benefits from the Belden CDT Inc. Pension Plan (the "Pension Plan") and the Supplemental Excess Defined Benefit Plan of Belden CDT Inc. (the "Supplemental Plan"). Upon retirement, benefits under the plans are determined based upon compensation during the employment period and years of service.

Pursuant to the Pension Plan, the Company credits to each individual's account thereunder 4% of each year's total compensation up to the Social Security wage base for the year, plus 8% of each year's total compensation that exceeds the Social Security wage base. For this purpose, total compensation is cash remuneration paid by the Company to or for the benefit of a participant in the Pension Plan for services rendered while an employee.

For the executives named in the Summary Compensation Table, the total compensation will be computed as shown in the columns "Salary" and "Bonus" of the Summary Compensation Table. Employees who were formerly employees of Cooper Industries, Inc., were credited for service while employed by Cooper. Benefits for service through August 1, 1993 were determined under the Cooper Salaried Employees' Retirement Plan then in effect and converted to initial balances under the Pension Plan. Funds equal to the actuarial value of the accrued liabilities for all participants plus a pro rata portion of the Cooper plan excess assets have been transferred from the Cooper pension trust to a trust established by Belden for the Pension Plan.

Employees do not make any contributions to the Pension Plan. Benefits at retirement are payable, as the participant elects, in the form of an escalating annuity, a level annuity with or without survivorship, or a lump-sum payment. The Company contributes to a trust fund sufficient to meet the minimum requirements under the Internal Revenue Code ("Code") to maintain the status of the Pension Plan as a qualified defined benefit plan.

The Supplemental Plan is an unfunded, nonqualified plan which provides to certain employees, including those named in the Summary Compensation Table, Pension Plan benefits that generally cannot be paid from a qualified, defined benefit plan due to provisions of the Code. Belden established a grantor trust with respect to the Supplemental Plan, which is discussed above under the heading Grantor Trust.

PENSION BENEFITS TABLE

                         YEARS OF
                         CREDITED         YEAR      ESTIMATED
                       SERVICE AS OF   INDIVIDUAL     ANNUAL
                        JANUARY 1,      REACHES     BENEFIT AT
                           2003          AGE 65       AGE 65
                       -------------   ----------   ----------
C. Baker Cunningham        34.5           2006      $2,032,217
Richard K. Reece           11.4           2021      $  346,161
Robert W. Matz              2.6           2011      $   55,669
D. Larrie Rose             32.5           2012      $  337,924
Kevin L. Bloomfield        23.5           2016      $  360,281

For each of the individuals shown in the Summary Compensation Table, the table above shows current credited years of service, the year each attains age 65, and the projected annual pension benefit at age 65. The projected annual pension benefit is based on the following assumptions: benefits will be paid on a straight-line annuity basis, continued compensation at 2004 levels and an interest credit rate of 4.5%. Amounts payable under the Supplemental Plan are included in the estimated annual benefit.

                               PERFORMANCE GRAPH

                              (PERFORMANCE GRAPH)

                      (INCLUDES REINVESTMENT OF DIVIDENDS)


                                                     INDEXED RETURNS
                        Base                          Years Ending
                        Period            -------------------------------------
 Company/Index          Dec 99     Dec 00     Dec 01     Dec 02     Dec 03     Dec 04
 Belden CDT Inc           100       121.75    113.98      74.51     104.65     115.94
 S&P 500 Index            100        90.90     80.09      62.39      80.29      89.03
 S&P Smallcap
  Communications
  Equipment               100        49.11     34.65      17.47      28.69      30.48

                                          By Order of the Board of Directors

                                          KEVIN L. BLOOMFIELD
                                          SECRETARY
                                          APRIL 7, 2005

                                                                  MARCH 30, 2005
                                                                      APPENDIX I

                     CABLE DESIGN TECHNOLOGIES CORPORATION

                   2001 LONG-TERM PERFORMANCE INCENTIVE PLAN

     1. Purpose. The purpose of the 2001 Long-Term Performance Incentive Plan (the "Plan") is to advance the interests of Cable Design Technologies Corporation, a Delaware corporation (the "Company") and its stockholders by (i) providing incentives to certain employees of the Company, directors and to certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and (ii) to enable the Company to attract, retain and reward the best available persons for positions of responsibility.

     2. Administration. The Plan shall be administered solely by the Board of Directors (the "Board") of the Company or, if the Board shall so designate, by a committee of the Board that shall be comprised of not fewer than two directors (the "Committee"); provided that the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion. References to the Committee hereunder shall include the Board where appropriate.

     The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) to select the employees and other individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States and to prescribe the form of the instruments embodying Awards made under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Plan participants. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. Determinations to be made by the Committee under the Plan may be made by its delegates.

     3. Participation. Consistent with the purposes of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the employees, directors and other individuals performing services for the Company who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion.

     4.  Awards under the Plan.

     (a) Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) "Stock Options," (ii) "Stock Appreciation Rights,"(iii) "Restricted Stock," (iv) "Performance Grants" and (v) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of the Plan (including, but not limited to,

Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States). Stock Options, which include "Nonqualified Stock Options" (which may be awarded to participants or sold at a price determined by the Committee ("Purchased Options")) and "Incentive Stock Options" or combinations thereof, are rights to purchase common shares of the Company having a par value of $.01 per share and stock of any other class into which such shares may thereafter be changed (the "Common Shares"). Nonqualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Paragraph 5. Stock Appreciation Rights are rights to receive (without payment to the Company) cash, Common Shares, other Company securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property ("Other Company Securities")) or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 6. Shares of Restricted Stock are Common Shares which are issued subject to certain restrictions pursuant to Paragraph 7. Performance Grants are contingent awards subject to the terms, conditions and restrictions described in Paragraph 8, pursuant to which the participant may become entitled to receive cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.

     (b) Maximum Number of Shares that May be Issued. There may be issued under the Plan (as Restricted Stock, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights, or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 3,400,000 Common Shares, subject to adjustment as provided in Paragraph 14. In any one calendar year, the Committee shall not grant to any one participant options or SARs to purchase a number of shares of Common Stock, and shall not grant to any one participant Restricted Stock or Performance Grants, in excess of 100,000 shares. Common Shares issued pursuant to the Plan may be either authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof; provided, however, that, unless and until this plan is approved by the Company's shareholders, only treasury shares shall be issued hereunder. If any Common Shares issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights, or if any Award is canceled, terminates or expires unexercised, any Common Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

     (c) Rights with respect to Common Shares and Other Securities.

          (i) Unless otherwise determined by the Committee in its discretion, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have, after issuance of a certificate for the number of Common Shares awarded and prior to the expiration of the Restricted Period (as hereinafter defined) or the earlier repurchase of such Common Shares as herein provided, ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration which the participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporate or capital structure of the Company, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, a participant with whom an Award agreement is made to issue Common Shares in the future, shall have no rights as a stockholder with respect to Common Shares related to such agreement until issuance of a certificate to him.

          (ii) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 14, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

     5. Stock Options. The Committee may grant or sell Stock Options either alone, or in conjunction with Stock Appreciation Rights, Performance Grants or other Awards, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to an eligible employee of the Company or any parent or subsidiary corporation. Each Stock Option (referred to herein as an "Option") granted or sold under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

          (a) The option price may be less than, equal to, or greater than, the fair market value of the Common Shares subject to such Option at the time the Option is granted, as determined by the Committee, but in no event will such option price be less than 50% of the fair market value of the underlying Common Shares at the time the Option is granted; provided, however, that in the case of an Incentive Stock Option granted to such an employee, the option price shall not be less than the fair market value of the Common Shares subject to such Option at the time the Option is granted, or if granted to such an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any parent or subsidiary (a "Ten Percent Employee"), such option price shall not be less than 110% of such fair market value at the time the Option is granted; but in no event will such option price be less than the par value of such Common Shares.

          (b) The Committee shall determine the number of Common Shares to be subject to each Option. The number of Common Shares subject to an outstanding Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Option are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Option, or to the extent that any other Award granted in conjunction with such Option is paid.

          (c) The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or to a participant's family member (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto) by gift or a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended), and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Option shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 12 or his death.

          (d) The Option shall not be exercisable:

             (i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Option, after the expiration of ten years from the date it is granted. Any Option may be exercised during such period only at such time or times and in such installments as the Committee may establish;

             (ii) unless payment in full is made for the shares being acquired thereunder at the time of exercise as set forth in paragraph (e) below; such payment shall be made in such form (including, but not limited to, cash, Common Shares, or the surrender of another outstanding Award under the Plan, or any combination thereof) as the Committee may determine in its discretion; and

             (iii) unless the person exercising the Option has been, at all times during the period beginning with the date of the grant of the Option and ending on the date of such exercise, employed by or otherwise performing services for the Company, or a corporation, or a parent or subsidiary of a corporation, substituting or assuming the Option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision thereto (the "Code"), is applicable, except that

                (A) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Option which has not expired and has not been fully exercised, such person, at any time within three years (or such period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee;

                (B) if any person to whom an Option has been granted shall die holding an Option which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Option has expired), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death, or with respect to such greater number of shares as determined by the Committee; or

                (C) if such person shall cease employment or performance of services while holding an Option which has not expired and has not been fully exercised, the Committee may determine to allow such person at any time within the one year (or three months in the case of an Incentive Stock Option) or such other period determined by the Committee after the date he ceased such employment or performance of services (but in no event after the Option has expired), to exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee.

          (e) Unless otherwise determined by the Committee, payment for shares being acquired under any Option shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds),
     (ii) by delivery of outstanding Common Shares with a fair market value on the date of exercise equal to the aggregate exercise price payable with respect to the Options' exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board,
     (iv) by authorizing the Company to withhold from issuance a number of shares issuable upon exercise of the Options which, when multiplied by the fair market value of a Common Shares on the date of exercise, is equal to the aggregate exercise price payable with respect to the Options so exercised or (v) by any combination of the foregoing. Options may also be exercised upon payment of the exercise price of the shares to be acquired by delivery of the optionee's promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

     In the event a grantee elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of Common Shares (and not fractional Common Shares) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such Common Shares tendered in payment of the exercise price (and that such tendered Common Shares have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Shares must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such Common

Shares tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee's broker to transfer, by book entry, of such Common Shares from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the fair market value of the Common Shares tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender Common Shares having a fair market value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

     In the event a grantee elects to pay the exercise price payable with respect to an Option pursuant to clause (iv) above, (A) only a whole number of share(s) (and not fractional shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of Common Shares at least equal to the number of shares to be withheld in payment of the exercise price (and that such owned Common Shares have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the fair market value of the shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of shares having a fair market value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes). Any withheld shares shall no longer be issuable under such Option (except pursuant to any Reload Option (as defined below) with respect to any such withheld shares).

          (f) In the case of an Incentive Stock Option, the amount of the aggregate fair market value of Common Shares (determined at the time of grant of the Option pursuant to subparagraph 5(a) of the Plan) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

          (g) It is the intent of the Company that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

          (h) The Committee may provide (either at the time of grant or exercise of an Option), in its discretion, for the grant to a grantee who exercises all or any portion of an Option ("Exercised Options") and who pays all or part of such exercise price with Common Shares, of an additional Option (a "Reload Option") for a number of Common Shares equal to the sum (the "Reload Number") of the number of Common Shares tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of Common Shares, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the fair market value of the Common Shares on the grant date of the Reload Option.

     6. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options, Performance Grants or other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

          (a) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

          (b) The Award of Stock Appreciation Rights may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or to a participant's family member (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto) by gift or a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended), and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Award of Stock Appreciation Rights shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 12 or his death.

          (c) The Award of Stock Appreciation Rights shall not be exercisable:

             (i) in the case of any Award of Stock Appreciation Rights which is attached to an Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Award of Stock Appreciation Rights, after the expiration of ten years from the date it is granted. Any Award of Stock Appreciation Rights may be exercised during such period only at such time or times and in such installments as the Committee may establish;

             (ii) unless the Option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and

             (iii) unless the person exercising the Award of Stock Appreciation Rights has been, at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company, except that

                (A) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may, at any time within three years (or such other period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which he could have exercised the Award of Stock Appreciation Rights on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

                (B) if any person to whom an Award of Stock Appreciation Rights has been granted shall die holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights at the time of his death, or with respect to such greater number of shares as determined by the Committee.

          (d) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of subparagraph 6(c)(iii)(B) hereof) to exercise such Award and surrender unexercised the Option (or other Award), if any, to which the Stock Appreciation Right is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange thereof, without payment to the Company, that number of Common Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the fair market value of one share, at the time of such exercise, over the exercise price (or Option Price, as the case may be), times the number of shares subject to the Award or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The value of a Common Share, Other Company Securities or property, or other forms of payment determined by the Committee for this purpose shall be the fair market value thereof on the last business day next preceding the date of the election to exercise the Stock Appreciation Right, unless the Committee, in its discretion, determines otherwise.

          (e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subparagraph 6(d) hereof.

          (f) No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

     7. Restricted Stock. Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

          (a) The Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

          (b) Restricted Stock awarded to a participant in accordance with the Award shall be subject to the following restrictions until the expiration of such period as the Committee shall determine, from the date on which the Award is granted (the "Restricted Period"): (i) a participant to whom an award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of a stock certificate, (ii) unless otherwise determined by the Committee, certificates representing Restricted Stock will be held in escrow by the Company on the participant's behalf during the Restricted Period and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power, (iii) the Restricted Stock shall not be transferable prior to the end of the Restricted Period, (iv) the Restricted Stock shall be forfeited and the stock certificate shall be returned to the Company and all rights of the holder of such Restricted Stock to such shares and as a shareholder shall terminate without further obligation on the part of the Company if the participant's continuous employment or performance of services for the Company shall terminate for any reason prior to the end of the Restricted Period, except as otherwise provided in subparagraph 7(c), and (v) such other restrictions as determined by the Committee in its discretion.

          (c) If a participant who has been in continuous employment or performance of services for the Company since the date on which a Restricted Stock Award was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability as defined in Paragraph 12 or by reason of early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Award was granted to him and prior to the end of the Restricted Period of such Award, the Committee may determine to cancel any and all restrictions on any or all of the Common Shares subject to such Award.

     8. Performance Grant. The Award of the Performance Grant ("Performance Grant") to a participant will entitle him to receive a specified amount determined by the Committee (the "Actual Value"), if the terms and conditions specified herein and in the Award are satisfied. Each Award of a Performance Grant shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an instrument in such form and substance as is determined by the Committee:

          (a) The Committee shall determine the value or range of values of a Performance Grant to be awarded to each participant selected for an Award and whether or not such a Performance Grant is granted in conjunction with an Award of Options, Stock Appreciation Rights, Restricted Stock or other Award, or any combination thereof, under the Plan (which may include, but need not be limited to, deferred Awards) concurrently or subsequently granted to the participant (the "Associated Award"). As determined by the Committee, the maximum value of each Performance Grant (the "Maximum Value") shall be: (i) an amount fixed by the Committee at the time the Award is made or amended thereafter, (ii) an amount which varies from time to time based in whole or in part on the then current value of the Common Shares, Other Company Securities or property, or other securities or property, or any combination thereof or (iii) an amount that is determinable from criteria specified by the Committee. Performance Grants may be issued in difference classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the participant, as determined by the Committee.

          (b) The award period ("Award Period") related to any Performance Grant shall be a period determined by the Committee. At the time each Award is made, the Committee shall establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the participant, the Company, one or more of its subsidiaries or one or more of their divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices, or any combination thereof. The Actual Value of a Performance Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of Performance Grants shall be determined if the performance objectives are met in part. Such performance measures, the Actual Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures, the Actual Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.

          (c) The rights of a participant in Performance Grants awarded to him shall be provisional and may be canceled or paid in whole or in part, all as determined by the Committee, if the participant's continuous employment or performance of services for the Company shall terminate for any reason prior to the end of the Award Period.

          (d) The Committee shall determine whether the conditions of subparagraph 8(b) or 8(c) hereof have been met and, if so, shall ascertain the Actual Value of the Performance Grants. If the Performance Grants have no Actual Value, the Award and such Performance Grants shall be deemed to have been canceled and the Associated Award, if any, may be canceled or permitted to continue in effect in accordance with its terms. If the Performance Grants have any Actual Value and:

             (i) were not awarded in conjunction with an Associated Award, the Committee shall cause an amount equal to the Actual Value of the Performance Grants earned by the participant to be paid to him or his beneficiary as provided below; or

             (ii) were awarded in conjunction with an Associated Award, the Committee shall determine, in accordance with criteria specified by the Committee (A) to cancel the Performance Grants, in which event no amount in respect thereof shall be paid to the participant or his beneficiary, and the Associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grants to the participant or his beneficiary as provided below, in which event the Associated Award may be canceled or (C) to pay to the participant or his beneficiary as provided below, the Actual Value of only a portion of the Performance Grants, in which event all or a portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Committee.

     Such determination by the Committee shall be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and shall be made pursuant to criteria specified by the Committee.

     Payment of any amount in respect of the Performance Grants which the Committee determines to pay as provided above shall be made by the Company as promptly as practicable after the end of the Award Period or at such other time or times as the Committee shall determine, and may be made in cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof or in such other manner, as determined by the Committee in its discretion. Notwithstanding anything in this Paragraph 8 to the contrary, the Committee may, in its discretion, determine and pay out the Actual Value of the Performance Grants at any time during the Award Period.

     9. Deferral of Compensation. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of the participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be

          (i) forfeited to the Company or to other participants or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company),

          (ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures and/or

          (iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

     10. Deferred Payment of Awards. The Committee may specify that the payment of all or any portion of cash, Common Shares, Other Company Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

     11. Amendment or Substitution of Awards under the Plan. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder); provided that no such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any subsidiary, affiliate, division or department thereof, on the Plan or on any Award under the Plan. Notwithstanding any contrary provision, without approval of shareholders, the Committee may not reprice Options or permit holders of Awards to surrender outstanding Awards in exchange for the grant of new Awards under the Plan.

     12. Disability. For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of disability, if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment or performance of services terminated was such at that time as would entitle him to payment of monthly disability benefits under any Company disability plan. If the participant is not eligible for benefits under any disability plan of the Company, he shall be deemed to have terminated such employment or performance of services by reason of disability if the Committee shall determine that his physical or mental condition would entitle him to benefits under any Company disability plan if he were eligible therefore.

     13. Termination of a Participant. For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment with, or the performance of services for, the Company.

     14. Dilution and Other Adjustments. In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award (including, without limitation, the number and type of consideration subject to any Award), maximum number of awards to any one participant, or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

     In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all restrictions on any outstanding Awards shall lapse and participants shall be entitled to the full benefit of all such Awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Committee.

     15. Designation of Beneficiary by Participant. A participant may name a beneficiary to receive any payment to which he may be entitled in respect of any Award under the Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such a participant's beneficiary, such payment will be made to the legal representatives of the participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there are any questions as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof, will have no further liability to anyone with respect to such amount.

     16. Financial Assistance. If the Committee determines that such action is advisable, the Company may assist any person to whom an Award has been granted in obtaining financing from the Company (or under any program of the Company approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes in respect thereof. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company, or the maintenance by the Company of deposits with such bank or third party.

     17.  Miscellaneous Provisions.

     (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by any participants at any time and for any reason is specifically reserved.

     (b) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

     (c) Except as may be approved by the Committee, a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant's lifetime only by him.

     (d) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

     (e) The Company shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value on the date that the amount of tax to be withheld is determined equal to the amount of such taxes). Any election that a participant makes shall be irrevocable.

     (f) The expenses of the Plan shall be borne by the Company.

     (g) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

     (h) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

     (i) Fair market value in relation to Common Shares, Other Company Securities or property, other securities or property or other forms of payment of Awards under the Plan, or any combination thereof, as of any specific time shall mean such value as determined by the Committee in accordance with applicable law.

     (j) The masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

     (k) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder of any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

     (l) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

     18. Amendment and Termination of the Plan. The Board of Directors or the Committee, without the approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code, under the provisions of Section 422 of the Code or any successor thereto or by any listing requirements of the principal stock exchange on which the Common Stock is then listed.

     19. Plan Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

          (a) upon the adoption of a resolution of the Board terminating the Plan; or

          (b) ten years from the date the Plan is initially approved and adopted by the stockholders of the Company; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 11.

[BELDEN CDT LOGO]
                                      PROXY

                                 BELDEN CDT INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2005
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Belden CDT Inc. appoints Kevin L. Bloomfield and Christopher E. Allen, as proxies, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote at the Annual Meeting of Stockholders to be held on May 17, 2005, beginning at 11:00 a.m., local time, at the Lewis & Clark Room, 16th Floor, the Saint Louis Club, Pierre Laclede Center, 7701 Forsyth Blvd., St. Louis, Missouri 63105 and at any adjournments or postponements thereof, as directed, on the matters set forth in the accompanying Proxy Statement and on all other matters that may properly come before the Annual Meeting, including on a motion to adjourn or postpone the Annual Meeting to another time or place (or both) for the purpose of soliciting additional proxies.

         Signing and dating this proxy card will have the effect of revoking any proxy card that you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

         THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED AND THE PROXY IS SIGNED AND RETURNED, THEN THE PROXY WILL BE VOTED "FOR" APPROVAL OF EACH OF PROPOSAL 1 AND 2 AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

         To Participants in the Belden Communications Company Occupational Employee Plan and the Belden CDT Inc. Retirement Savings Plan (collectively "Plan"): The number of shares shown on the reverse side includes shares credited to the accounts of participants in the Plan. This card therefore will constitute voting instructions not only for shares held directly by participants outside the Plan but also for shares held indirectly by participants in the Plan. If you own shares through the Plan and do not vote, the trustee of the Plan (i.e., Prudential Bank & Trust, FSB) will vote your Plan shares in the same proportion as shares for which instructions from other participants were received under the Plan.

         To Participants in the Belden UK Employee Share Ownership Plan (the "UK Plan"): The number of shares shown on the reverse side includes shares credited to the accounts of participants in the UK Plan. This card therefore will constitute voting instructions not only for shares held directly by participants outside the UK Plan but also for shares held indirectly by participants in the UK Plan. If you own shares through the UK Plan and do not vote, the trustee of the Plan (i.e., Yorkshire Building Society) will not be able to vote your shares because the terms of the UK Plan bar the trustee from voting uninstructed shares.

         RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT, EACH DATED APRIL 7, 2005, AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDING DECEMBER 31, 2004.


                         Comments:
                                   ---------------------------------------------

                                                                SEE REVERSE SIDE

INSTRUCTIONS FOR VOTING YOUR PROXY

Belden CDT Inc. encourages you to take advantage of a cost-effective, convenient way to vote your shares. You may vote your proxy 24 hours a day, 7 days a week using either a touch-tone telephone or the Internet. Your telephone or Internet vote must be received no later than 11:59 p.m. Eastern Time on May 16, 2005, and authorizes the proxies named on the proxy card on the reverse side to vote these shares in the same manner as if you marked, signed and returned your proxy card. If you vote by telephone or Internet, do not return your proxy card by mail.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Belden CDT Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.



Please mark your votes as in this example. [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.


PROPOSAL 1: TO ELECT A BOARD OF DIRECTORS FOR THE ENSUING YEAR.
--------------------------------------------------------------------------------
(01) LORNE D. BAIN, (02) LANCE C. BALK, (03) CHRISTOPHER I. BYRNES, (04) BRYAN
C. CRESSEY, (05) C. BAKER CUNNINGHAM, (06) MICHAEL F.O. HARRIS, (07) GLENN KALNASY, (08) FERDINAND C. KUZNIK, (09) JOHN M. MONTER, (10) BERNARD G. RETHORE

      FOR ALL                                          WITHHELD FOR ALL
        [ ]                                                   [ ]

        [ ]
           ------------------------------------------------
        FOR ALL NOMINEES EXCEPT AS NOTED ABOVE
--------------------------------------------------------------------------------

PROPOSAL 2:  TO APPROVE AN ADDITIONAL 2,500,000 SHARES FOR THE CABLE DESIGN
             TECHNOLOGIES CORPORATION 2001 LONG-TERM PERFORMANCE INCENTIVE PLAN
--------------------------------------------------------------------------------

        [ ] FOR             [ ] AGAINST                     [ ] ABSTAIN
--------------------------------------------------------------------------------
IN THEIR DISCRETION PROXIES ARE AUTHORIZED TO TRANSACT AND VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
--------------------------------------------------------------------------------


                                        (Please sign exactly as name appears on
                                        your proxy card. Joint owners should
                                        each sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such.)

                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY CARD PROMPTLY USING THE ENCLOSED
                                        ENVELOPE.


------------------------------              ------------------------------------
Number of shares                            Signature(s)                    Date


                                            ------------------------------------
                                            Signature(s)                    Date

For comments, please check this box and write them on the back
where indicated                                                      / /

                                                         YES    NO

Please indicate if you plan to attend this meeting       / /    / /

HOUSEHOLDING ELECTION - Please indicate if you
consent to receive certain future investor
communications in a single package per household         / /    / /